UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE l4A
(Rule 14a-101)

Filed by the Registrant ☒
Filed by a Party other than the Registrant 
Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule l4a-l2

CINEDIGM DIGITAL CINEMA CORP.
(Name of Registrant As Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth in the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

CINEDIGM DIGITAL CINEMA CORP.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On September 12, 2012
Dear Fellow Stockholders:
We invite you to attend the 2012 Annual Meeting of Stockholders of Cinedigm Digital Cinema Corp., a Delaware corporation (the “Company”), which will be held on September 12, 2012, at 2:00 p.m., local time (the “Annual Meeting”), at the offices of Kelley Drye & Warren LLP, 101 Park Avenue, 27th floor, New York, New York 10178. At the Annual Meeting, you will be asked to vote on the following proposals (as more fully described in the Proxy Statement accompanying this Notice):

1.	To elect nine (9) members of the Company’s Board of Directors to serve until the 2013 Annual Meeting of Stockholders (or until successors are elected or directors resign or are removed).
2.
To amend the Company’s Certificate of Incorporation (i) to increase the number of shares of common stock authorized for issuance and to designate the additional shares as Class A Common Stock and (ii) to redesignate the unissued shares of Class B Common Stock as Class A Common Stock.

3.	To amend the Company’s Second Amended and Restated 2000 Equity Incentive Plan to increase the total number of shares of Class A Common Stock available for issuance thereunder.
4.	To ratify the appointment of EisnerAmper LLP as our independent auditors for the fiscal year ending March 31, 2013.
5.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.
Only stockholders of record at the close of business on July 16, 2012 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

YOUR VOTE IS VERY IMPORTANT. WE HOPE YOU WILL ATTEND THIS ANNUAL MEETING IN PERSON. HOWEVER, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY VOTE YOUR SHARES VIA THE INTERNET OR THE TOLL-FREE NUMBER AS DESCRIBED IN THE ENCLOSED MATERIALS. IF YOU RECEIVED A PROXY CARD BY MAIL, PLEASE SIGN, DATE AND RETURN IT IN THE ENVELOPE PROVIDED. IF YOU RECEIVED MORE THAN ONE PROXY CARD, IT IS AN INDICATION THAT YOUR SHARES ARE REGISTERED IN MORE THAN ONE ACCOUNT. PLEASE COMPLETE, DATE, SIGN AND RETURN EACH PROXY CARD YOU RECEIVE. IF YOU ATTEND THE ANNUAL MEETING AND VOTE IN PERSON, YOUR VOTE BY PROXY WILL NOT BE USED.

BY ORDER OF THE BOARD OF DIRECTORS

Christopher J. McGurk
Chairman of the Board of Directors

Morristown, New Jersey
Date:  August 3, 2012

CINEDIGM DIGITAL CINEMA CORP.
55 Madison Avenue, Suite 300
Morristown, New Jersey 07960
_________________________________

PROXY STATEMENT
_________________________________
2012 ANNUAL MEETING OF STOCKHOLDERS
SEPTEMBER 12, 2012
GENERAL

This Proxy Statement is being furnished to the stockholders of CINEDIGM DIGITAL CINEMA CORP. (the “Company”) in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board”). The proxies are for use at the 2012 Annual Meeting of Stockholders of the Company to be held on Wednesday, September 12, 2012, at 2:00 p.m., local time, or at any adjournment thereof (the “Annual Meeting”). The Annual Meeting will be held at the offices of Kelley Drye & Warren LLP, 101 Park Avenue, 27th floor, New York, New York 10178. The Company’s telephone number is (973) 290-0080.

The shares represented by your proxy will be voted at the Annual Meeting as therein specified (if the proxy is properly executed and returned, and not revoked).

The shares represented by your proxy will be voted as indicated on your properly executed proxy. If no directions are given on the proxy, the shares represented by your proxy will be voted:

FOR the election of the director nominees named herein (Proposal One), unless you specifically withhold authority to vote for one or more of the director nominees, if you are a record holder of your shares. If you hold your shares through a broker in “street name,” your broker will not be allowed to vote on Proposal One unless you direct your broker as to such vote.

FOR amending the Company’s Certificate of Incorporation (i) to increase the number of shares of common stock authorized for issuance and to designate the additional shares as Class A Common Stock and (ii) to redesignate the unissued shares of Class B Common Stock as Class A Common Stock (Proposal Two).

FOR amending the Company’s Second Amended and Restated 2000 Equity Incentive Plan to increase the total number of shares of Class A Common Stock available for issuance thereunder (Proposal Three).

FOR ratifying the appointment of EisnerAmper LLP as our independent auditors for the fiscal year ending March 31, 2013 (Proposal Four).

The Company knows of no other matters to be submitted to the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares they represent as the Board may recommend.

These proxy solicitation materials are first being mailed to the stockholders on or about August 3, 2012.

VOTING SECURITIES

Stockholders of record at the close of business on July 16, 2012 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, ______________ shares of the Company’s Class A Common Stock, $0.001 par value (“Class A Common Stock”), were issued and outstanding.

Each holder of Class A Common Stock is entitled to one vote for each share of Class A Common Stock held as of the Record Date.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

A majority of the aggregate combined voting power of the outstanding shares of Class A Common Stock and Class B Common Stock as of the Record Date must be present, in person or by proxy, at the Annual Meeting in order to have the required quorum for the transaction of business. If the aggregate voting power of the shares of Common Stock present, in person and by proxy, at the Annual Meeting does not constitute the required quorum, the Annual Meeting may be adjourned to a subsequent date for the purpose of obtaining a quorum.

Shares of Common Stock that are voted “FOR,” “AGAINST” or “ABSTAIN” are treated as being present at the Annual Meeting for purposes of establishing a quorum. Shares that are voted “FOR,” “AGAINST” or “ABSTAIN” with respect to a matter will also be treated as shares entitled to vote at the Annual Meeting (the “Votes Cast”) with respect to such matter. Abstentions will be counted for purposes of quorum and will have the same effect as a vote “AGAINST” a proposal.

Broker non-votes (i.e., votes from shares of Common Stock held as of the Record Date by brokers or other custodians as to which the beneficial owners have given no voting instructions) will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted for purposes of determining the number of Votes Cast with respect to a particular proposal on which the broker has expressly not voted. Accordingly, broker non-votes will not affect the outcome of the voting on a proposal.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

In order for any stockholder proposal submitted pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to be included in the Company’s Proxy Statement to be issued in connection with the 2012 Annual Meeting of Stockholders, such stockholder proposal must be received by the Company no later than April 5, 2013. Any such stockholder proposal submitted, including any accompanying supporting statement, may not exceed 500 words, as per Rule 14a-8(d) of the Exchange Act. Any such stockholder proposals submitted outside the processes of Rule 14a-8 promulgated under the Exchange Act, which a stockholder intends to bring forth at the Company’s 2012 Annual Meeting of Stockholders, will be untimely for purposes of Rule 14a-4 of the Exchange Act if received by the Company after June 19, 2013. All stockholder proposals must be made in writing addressed to the Company’s Secretary, Mr. Loffredo, at 55 Madison Avenue, Suite 300, Morristown, New Jersey 07960.

REVOCABILITY OF PROXY

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company’s Secretary, Mr. Loffredo, a written notice of revocation, a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. Attending the Annual Meeting in and of itself will not constitute a revocation of a proxy.

DISSENTERS’ RIGHT OF APPRAISAL

Under Delaware General Corporation Law and the Company’s Certificate of Incorporation, stockholders are not entitled to any appraisal or similar rights of dissenters with respect to any of the proposals to be acted upon at the Annual Meeting.

SOLICITATION

Proxies may be solicited by certain of the Company’s directors, executive officers and regular employees, without additional compensation, in person, or by telephone, e-mail or facsimile. The cost of soliciting proxies will be borne by the Company. The Company expects to reimburse brokerage firms, banks, custodians and other persons representing beneficial owners of shares of Common Stock for their reasonable out-of-pocket expenses in forwarding solicitation material to such beneficial owners.

Some banks, brokers and other record holders have begun the practice of “householding” notices, proxy statements and annual reports. “Householding” is the term used to describe the practice of delivering a single set of notices, proxy statements and annual reports to any household at which two or more stockholders reside if a company reasonably believes the stockholders are members of the same family. This procedure reduces the volume of duplicate information stockholders receive and also reduces a company’s printing and mailing costs. The Company will promptly deliver an additional copy of any such document to any stockholder who writes or calls the Company. Alternatively, if you share an address with another stockholder and have received multiple copies of our notices, proxy statements and annual reports, you may contact us to request delivery of a single copy of these materials. Any such written request should be directed to Investor Relations at 55 Madison Avenue, Suite 300, Morristown, New Jersey 07960, (973) 290-0080.

AVAILABILITY OF PROXY MATERIALS

Our proxy materials are primarily available to stockholders on the Internet, as permitted by the rules of the Securities and Exchange Commission (the “SEC”). A Notice of Internet Availability of Proxy Materials will be mailed to shareholders beginning approximately August 3, 2012, and this Proxy Statement and form of proxy, together with our Annual Report on Form 10-K, are first being made available to shareholders beginning approximately August 3, 2012. The Annual Report, which has been posted along with this Proxy Statement, is not a part of the proxy solicitation materials. Upon receipt of a written request, the Company will furnish to any shareholder, without charge, a copy of such Annual Report (without exhibits). Upon request and payment of $0.10 (ten cents) per page, copies of any exhibit to such Annual Report will also be provided. Any such written request should be directed to the Company’s Secretary at 55 Madison Avenue, Suite 300, Morristown, New Jersey 07960 or (973) 290-0080.

ELECTRONIC ACCESS TO PROXY MATERIALS

This year we are pleased to again apply the U.S. Securities and Exchange Commission rule that allows companies to furnish proxy materials to stockholders primarily over the Internet. We believe this method should expedite receipt of your proxy materials, lower costs of our Annual Meeting and help conserve natural resources. We encourage you to vote via the Internet by following the links to the Proxy Statement and Annual Report, which are both available at www.proxyvote.com.

PROPOSAL ONE
ELECTION OF DIRECTORS

The Board currently consists of nine (9) directors, all of whom have been nominated for re-election. The Board currently has one vacancy, for which the Nominating Committee is seeking to identify a candidate. Stockholders and their proxies cannot vote for more than nine (9) persons. Each nominee has consented to being named as a nominee for election as a director and has agreed to serve if elected. At the Annual Meeting, directors will be elected to serve one-year terms expiring at the next annual meeting of stockholders or until their successors are elected or until their earlier resignation or removal.

The directors shall be elected by a plurality of the Votes Cast at the Annual Meeting. A “plurality” means that the individuals who receive the largest number of Votes Cast are elected as directors up to the maximum number of directors to be elected at the Annual Meeting. If any nominee is not available for election at the time of the Annual Meeting (which is not anticipated), the proxy holders named in the proxy, unless specifically instructed otherwise in the proxy, will vote for the election of such other person as the existing Board may recommend, unless the Board decides to reduce the number of directors of the Company. Certain information about the nominees to the Company’s Board is set forth below.

Christopher J. McGurk, 55, has been the Company’s Chief Executive Officer and Chairman of the Board since January 2011. Mr. McGurk was the founder and Chief Executive Officer of Overture Films from 2006 until 2010 and also the Chief Executive Officer of Anchor Bay Entertainment, which distributed Overture Films’ products to the home entertainment industry. From 1999 to 2005, Mr. McGurk was Vice Chairman of the Board and Chief Operating Officer of Metro-Goldwyn-Mayer Inc. (“MGM”), acting as the company’s lead operating executive until MGM was sold for approximately $5 billion to a consortium of investors.  Mr. McGurk joined MGM from Universal Pictures, where he served in various executive capacities, including President and Chief Operating Officer, from 1996 to 1999.  From 1988 to 1996, Mr. McGurk served in several senior executive roles at The Walt Disney Studios, including Studios Chief Financial Officer and President of The Walt Disney Motion Picture Group. Mr. McGurk currently serves as a director of BRE Properties, Inc. and has previously served on the boards of DivX Inc., DIC Entertainment, Pricegrabber.com, LLC and MGM Studios, Inc. Mr. McGurk’s extensive career in various sectors of the theatrical production and exhibition industry will provide the company with the benefits of his knowledge of and experience in this field, as well as his wide-spread contacts within the industry.

Adam M. Mizel, 42, has been the Company’s Chief Operating Officer and Chief Financial Officer since October, 2011.  He had previously served as Chief Financial Officer and Chief Strategy Officer since August 2009 and as Interim Co-Chief Executive Officer from June 2010 through December 2010, and has been a member of the Board since March 2009. From 2005 to 2012, Mr. Mizel was the Managing Principal at Aquifer Capital Group, LLC. Previously, Mr. Mizel was Managing Director and Chief Operating Officer of Azimuth Trust, LLC, an alternative asset management firm from 2001 until 2005. Prior to that, he was a partner at Capital Z Partners, L.P., a private equity and alternative investment firm, and Managing Director at Zurich Centre Investments, Inc., the North American private equity unit of Zurich Financial Services Group. Mr. Mizel began his investment career at Morgan Stanley Capital Partners in 1991. Mr. Mizel, having investment experience in the Company’s and other industries, is familiar with relevant financing structures and the financial environment of the Company.

Gary S. Loffredo, 47, has been the Company’s President of Digital Cinema, General Counsel and Secretary since October 2011.  He had previously served as  Senior Vice President -- Business Affairs, General Counsel and Secretary since 2000 and as Interim Co-Chief Executive Officer from June 2010 through December 2010, and has been a member of the Board since September 2000. From March 1999 to August 2000, he had been Vice President, General Counsel and Secretary of Cablevision Cinemas d/b/a Clearview Cinemas. At Cablevision Cinemas, Mr. Loffredo was responsible for all aspects of the legal function, including negotiating and drafting commercial agreements, with emphases on real estate, construction and lease contracts. He was also significantly involved in the business evaluation of Cablevision Cinemas’ transactional work, including site selection and analysis, negotiation and new theater construction oversight. Mr. Loffredo was an attorney at the law firm of Kelley Drye & Warren LLP from September 1992 to February 1999. Having been with the Company since its inception and with Clearview Cinemas prior thereto, Mr. Loffredo has over a decade of experience in the cinema exhibition industry, both on the movie theatre and studio sides, as well as legal training and general business experience, which skills and understanding are beneficial to the Company.

Peter C. Brown, 53, has been a member of the Board since September 2010. He is Chairman of Grassmere Partners, LLC, a private investment firm, which he founded in 2009. Prior to founding Grassmere Partners, Mr. Brown served as Chairman of the Board, Chief Executive Officer and President of AMC Entertainment Inc. (“AMC”), one of the world’s leading theatrical exhibition and entertainment companies, from July 1999 until his retirement in February 2009. He joined AMC in 1990 and served as AMC’s President from January 1997 to July 1999 and Senior Vice President and Chief Financial Officer from 1991 to 1997. Mr. Brown founded Entertainment Properties Trust, served as Chairman of the Board of Trustees from 1997 to 2003 and is currently a director. Mr. Brown also serves as a director of CenturyLink. During the past five years, Mr. Brown served on the boards of National CineMedia, Inc. and Midway Games, Inc. Mr. Brown’s extensive experience in the theatrical exhibition and entertainment industry will provide the Board with valuable knowledge and experience specifically compatible with the Company’s business.

Wayne L. Clevenger, 69, has been a member of the Board since October 2001. He has more than 25 years of private equity investment experience. He has been a Managing Director of MidMark Equity Partners II, L.P.

(“MidMark”), a private equity fund, since 1989. Mr. Clevenger was President of Lexington Investment Company from 1985 to 1989, and, previously, had been employed by DLJ Capital Corporation (Donaldson, Lufkin & Jenrette) and INCO Securities Corporation, the venture capital arm of INCO Limited. Mr. Clevenger served as a director of Clearview Cinema from May 1996 to December 1998. Mr. Clevenger has financial expertise and experience with the Company as it has developed with the digital cinema industry and, as such, is able to provide the Company with unique insight and guidance.

Matthew W. Finlay, 45, has been a member of the Board since October 2001. Since 1997, Mr. Finlay has been a director of MidMark. Previously, he had been a Vice President with the New York merchant banking firm Juno Partners and its investment banking affiliate, Mille Capital, from 1995 to 1997. Mr. Finlay began his career in 1990 as an analyst with the investment banking firm Southport Partners. Mr. Finlay has financial expertise and experience with the Company as it has developed with the digital cinema industry and, as such, is able to provide the Company with unique insight and guidance.

Edward A. Gilhuly, 52, has been a member of the Board since August 2009 and is a designee of Sageview Capital Master, L.P., one of the Company’s largest investors.  In 2006, he founded Sageview Capital L.P., which acts as the investment advisor to investment partnerships (with $1.3 billion of equity capital), including Sageview Capital Master, L.P., organized to make long-term investments in the securities of companies through both public and private market transactions. Prior to founding Sageview, Mr. Gilhuly joined Kohlberg Kravis Roberts & Co., L.P. in 1986 and served in various capacities until 2005. Prior to joining KKR in 1986, Mr. Gilhuly worked from 1982 to 1984 at Merrill Lynch Capital Markets in the Mergers and Acquisitions Department. Mr. Gilhuly is currently a director of Legrand, SA. During the past five years, Mr. Gilhuly served as a director of MedCath Corporation and of Rockwood Holdings, Inc. In addition to his financial and investment background, as a designee of one of the Company’s largest investors, he brings to the Board the perspective of a major stakeholder.

Martin B. O’Connor II, 53, has been a member of the Board since March 2010. Mr. O’Connor is the Managing Partner of the law firm of O’Connor, Morss & O’Connor, P.C., where he has practiced law since 1985.  He focuses on advising his clients and their business interests regarding strategic planning, ownership and wealth management issues, as well as advising their family offices.  His varied professional experiences have resulted in a practice representing individuals and entities in the financial, real estate, entertainment, sport and agricultural sectors. During the past five years, Mr. O’Connor served as a director of Rentrak Corporation. He brings to the Board a varied range of legal and professional experience and working relationships with global brands.

Laura Nisonger Sims, 33, has been a member of the Board since September 2009 and is a designee of Sageview Capital Master, L.P., one of the Company’s largest investors. Since 2008, Ms. Sims has been a principal of Sageview Capital L.P. Prior to joining Sageview, Ms. Sims was with TPG Capital L.P. from 2003 until 2006, where she focused on leveraged buyout transactions across a range of industries. Prior to joining TPG, Ms. Sims was an analyst at Goldman, Sachs & Co. in the Communications, Media and Entertainment group of the Investment Banking Division. Ms. Sims’ experience in investing in the entertainment industry, as well as her general financial and investment experience, is beneficial to the Board. In addition, as a designee of one of the Company’s largest investors, she brings to the Board the perspective of a major stakeholder.

Sageview is currently entitled to designate two nominees for election to the Board at each annual meeting of the Company’s stockholders, subject to the loss of such designation rights upon certain reductions in the aggregate principal amount outstanding of the 2010 promissory note issued by the Company to Sageview and the beneficial ownership of shares of Class A Common Stock by Sageview. Mr. Gilhuly and Ms. Sims are the two Sageview nominees for election at the Annual Meeting. In addition, during the period in which Sageview has such designation rights, the Company has agreed not to increase the size of the Board above ten (10) members without Sageview’s consent.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES NAMED ABOVE.

PROPOSAL TWO
AMENDMENT OF THE COMPANY’S CERTIFICATE OF INCORPORATION (i) TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE AND TO DESIGNATE THE ADDITIONAL SHARES AS CLASS A COMMON STOCK AND (ii) TO REDESIGNATE THE UNISSUED SHARES OF CLASS B COMMON STOCK AS CLASS A COMMON STOCK

The Company’s Certificate of Incorporation currently authorizes the issuance of a total of 105,000,000 shares of capital stock.  Of such shares, 75,000,000 are designated as Class A Common Stock; 15,000,000 are designated as Class B Common Stock; and 15,000,000 are designated as preferred stock.  As of July 16, 2012, there were ___________ shares of Class A Common Stock issued and outstanding and 51,440 shares of Class A Common Stock issued but not outstanding, which shares are held in treasury and are available for re-issuance by the Company.  As of July 16, 2012, there were no shares of Class B Common Stock issued and outstanding.  With respect to the 15,000,000 shares of authorized preferred stock, 20 are designated as Series A 10% non-voting cumulative preferred stock, of which seven (7) are issued and outstanding, and 1,000,000 are designated as Series B Junior Participating Preferred Stock, none of which are issued or outstanding.

In addition to the _____________ shares of Class A Common Stock currently outstanding and without giving effect to any approval by the Company’s shareholders of Proposal Three in this Proxy Statement, the Company has _____________ shares of Class A Common Stock reserved for issuance pursuant to (a) the exercise of outstanding warrants, (b) the Company’s Second Amended and Restated 2000 Equity Incentive Plan (the “Plan”), and (c) the exercise of outstanding stock options not granted pursuant to the Plan.

The aggregate number of outstanding and reserved shares of Class A Common Stock is ______________, leaving only __________ shares of Class A Common Stock for future issuances.  Such future issuances could include the sale of securities in order to raise capital, the payment of consideration in acquisitions, additional shares issued in connection with grants made to employees under new or expanded existing compensation plans or arrangements, and other uses not currently anticipated.  Accordingly, the Company is proposing that it increase the number of authorized shares of the Company’s stock by 30,000,000 shares and designate such additional shares as Class A Common Stock.

In addition, the Company proposes that it redesignate the 13,759,000 shares of Class B Common Stock that were never issued as shares of Class A Common Stock. Currently, each holder of Class B Common Stock would be entitled to ten (10) votes for each share of Class B Common Stock held, while each holder of Class A Common Stock is entitled to one vote for each share of Class A Common Stock held. Each share of Class B Common Stock would be convertible at any time at the holder’s option into one (1) share of Class A Common Stock. Since the Company’s inception, 1,241,000 shares of Class B Common Stock were issued.  All 1,241,000 shares have been cancelled upon conversion to Class A shares or forfeiture to the Company, and there are no longer any shares of Class B Common Stock outstanding. The Board has determined that it does not intend to issue any additional shares of Class B Common Stock and that it would be in the best interests of the Company to prevent additional the issuance of any Class B Common Stock so that no further super-voting stock can be issued.  The Board believes that holders of Class A Common Stock would be protected against significant dilution with respect to their voting power if the Class B Common Stock were eliminated. The Board also believes that the impact of a stockholder’s voting power should be equivalent to his percentage level of beneficial ownership of voting shares in the Company (“ownership interest”) and that providing a stockholder with voting power that is greater than his ownership interest is not in the best interests of all of our stockholders.

If this Proposal Two is approved by stockholders and the Certificate of Incorporation is amended, there will be 135,000,000 shares of capital stock authorized, of which 118,759,000 will be designated as Class A Common Stock, 1,241,000 will be designated as Class B Common Stock (all of which has already been issued and canceled), and 15,000,000 will be designated as preferred stock.  The proposed amendment (i) increasing the number of authorized shares of common stock by 30,000,000 and designating such shares as Class A Common Stock and (ii) redesignating the 13,759,000 unissued shares of Class B Common Stock as Class A Common Stock is attached hereto as Appendix A.

The Company believes that such actions are in the best interests of the Company and its stockholders, as they would provide the Company with flexibility and alternatives in structuring future transactions, and that it would be detrimental to the Company and its stockholders if the Company were unable to issue shares of Class A Common Stock at such times and upon terms as the Board deems necessary or appropriate.

This amendment would not change any of the rights, restrictions, terms or provisions relating to the Class A Common Stock or the preferred stock.  Under the General Corporation Law of the State of Delaware, stockholders are not entitled to appraisal rights with respect to this amendment.  The Company will not independently provide stockholders with any such right.  Additionally, holders of Class A Common Stock do not have any preemptive rights with respect to the issuance of Class A Common Stock.

Future issuances of Common Stock could affect stockholders.  Any future issuance of Common Stock, other than on a pro-rata basis, would dilute the percentage ownership and voting interest of the then current stockholders.

There is a potential anti-takeover effect with respect to this amendment.  The increased number of unissued and authorized shares of Common Stock could, under certain circumstances, have an anti-takeover effect by, for example, permitting issuances that would dilute the percentage ownership and voting interest of a person seeking to effect a change in the composition of the Board, contemplating a tender or exchange offer or contemplating the combination of the Company with another company.  However, this amendment is not being proposed in response to any effort of which management is aware to accumulate Common Stock or obtain control of the Company. Other than this amendment and the other proposals described in this Proxy Statement, the Board does not currently contemplate recommending the adoption of any other amendments to the Certificate of Incorporation that could be construed to affect the ability of third parties to take over or change the control of the Company.

The Company does not have any plans, proposals or arrangements to issue for any purpose, including future acquisitions and/or financings, any of the shares of Common Stock that would become newly available for issuance following the increase of the Company’s authorized shares of Common Stock.

This proposal requires approval by a majority of the votes entitled to vote at the Annual Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO AMEND THE COMPANY’S CERTIFICATE OF INCORPORATION (i) TO INCREASE THE AMOUNT OF STOCK AUTHORIZED AND TO DESIGNATE THE ADDITIONAL SHARES AS CLASS A COMMON STOCK AND (ii) TO REDESIGNATE THE UNISSUED SHARES OF CLASS B COMMON STOCK AS CLASS A COMMON STOCK.

PROPOSAL THREE
AMENDMENT TO SECOND AMENDED AND RESTATED
2000 EQUITY INCENTIVE PLAN TO INCREASE TOTAL NUMBER OF SHARES OF CLASS A COMMON STOCK AVAILABLE FOR ISSUANCE THEREUNDER

Our Board adopted the Company’s 2000 Equity Incentive Plan (as subsequently amended, “the Plan”), on June 1, 2000 and, in July 2000, our stockholders approved the Plan by written consent.  The Plan was amended and restated in January 2003 as the First Amended and Restated 2000 Stock Option Plan; it was further amended in September 2003, October 2004, September 2005 and September 2006; and it was further amended and restated in September 2007 as the Second Amended and Restated 2000 Equity Incentive Plan.  The Plan was amended again in May 2008, September 2008, September 2010, in each case to increase the number shares authorized for issuance thereunder so that the number of shares authorized for issuance thereunder was then 7,000,000, and, with respect to September 2010, to extend the term of the Plan.  In April 2012, the Plan was amended to reduce the number of shares authorized for issuance thereunder to 6,300,000.  Under the Plan, we may grant incentive and nonqualified stock options, stock, restricted stock, restricted stock units (“RSUs”),stock appreciation rights (“SARs”), performance awards and other equity-based awards.  The Plan is administered by the Compensation Committee. The Plan currently has an expiration date of June 1, 2020.

The Plan currently authorizes up to 6,300,000 shares of the Company’s Class A Common Stock for issuance pursuant to awards made under the Plan.  The Company believes that the availability of an additional 3,000,000 shares of the Company’s Class A Common Stock under the Plan is in the best interests of the Company and its stockholders because the availability of an adequate equity incentive program is an important factor in attracting and retaining qualified officers, directors and employees essential to the success of the Company (whether through acquisitions or otherwise) and in aligning their long-term interests with those of the stockholders.  The increase in the number of shares of Class A Common Stock available for issuance under the Plan will permit the Company to continue the operation of the Plan for the benefit of new participants (either new hires to current operations or employees of acquired companies), as well as to allow additional awards to current participants.  Participants under the Plan may include officers, directors and employees of the Company, as well as consultants to the Company under certain circumstances.

Pursuant to this proposal, in the form of the amendment attached hereto as Appendix B, the Board proposes to amend the Plan to increase the number of shares of Class A Common Stock authorized for issuance under the Plan from 6,300,000 to 9,300,000.

This proposal requires approval by a majority of the Votes Cast at the Annual Meeting.  As of July 16, 2012, _____________ shares had been issued under the Plan and the following grants under the Plan were outstanding: stock options outstanding covering _____________ shares of the Company’s Class A Common Stock, restricted stock units covering 157,198 shares of Class A Common Stock that may be settled in cash or shares of Class A Common Stock or a combination thereof, at the Company's discretion, resulting in only ___________ shares remaining available for future grants under the Plan.

Under the Plan, no participant may be granted incentive stock options with an aggregate fair market value, as of the date on which such options were granted, of more than $100,000 becoming exercisable for the first time in any given calendar year.  Options granted under the Second Amended and Restated Plan expire ten years following the date of grant (or such shorter period of time as may be provided in a stock option agreement or five years in the case of incentive stock options granted to stockholders who own greater than 10% of the total combined voting power of the Company) and are subject to restrictions on transfer.  Options granted under the Plan generally vest over periods up to three years.  The Plan is administered by the Compensation Committee, and may be amended or terminated by the Board, although no amendment or termination may adversely affect the right of any individual with respect to any outstanding option without the consent of such individual.

The Plan provides for the granting of incentive stock options with exercise prices of not less than 100% of the fair market value of the Company’s Class A Common Stock on the date of grant.  Incentive stock options granted to stockholders of more than 10% of the total combined voting power of the Company must have exercise prices of not less than 110% of the fair market value of the Company’s Class A Common Stock on the date of grant.  Incentive and non-statutory stock options granted under the Second Amended and Restated Plan are subject to vesting provisions, and exercise is subject to the continuous service of the optionee, except for consultants.  The exercise prices and vesting periods (if any) for non-statutory options may be set at the discretion of the Board or the Compensation Committee.  Upon a change of control of the Company, all options (incentive and non-statutory) that have not previously vested will vest immediately and become fully exercisable.  In connection with the grants of options under the Plan, the Company and the participants have executed stock option agreements setting forth the terms of the grants.  Options covering no more than 500,000 shares may be granted to one participant during any calendar year unless pursuant to a multi-year award, in which case no more than options covering 500,000 shares per year of the award may be granted, and during which period no additional options may be granted to such participant.

The Plan also provides for the granting of Class A Common Stock, restricted Class A Common Stock, stock appreciation rights, restricted stock units and performance awards.  Grants of restricted stock and restricted stock units are subject to vesting requirements, generally vesting over periods up to three years, determined by the Compensation Committee and set forth in notices to the participants.  Grants of stock, restricted stock and restricted stock units shall not exceed 40% of the total number of shares available to be issued under the Plan.

Stock appreciation rights (“SARs”) consist of the right to the monetary equivalent of the increase in value of a specified number of shares over a specified period of time.  Upon exercise, SARs may be paid in cash or shares of Class A Common Stock or a combination thereof.  Grants of SARs are subject to vesting requirements, similar to those of stock options, determined by the Compensation Committee and set forth in agreements between the

Company and the participants.  Restricted stock units (“RSUs”) shall be similar to restricted stock except that no Class A Common Stock is actually awarded to the Participant on the grant date of the RSUs and the Compensation Committee shall have the discretion to pay such RSUs upon vesting in cash or shares of Class A Common Stock or a combination thereof.

Performance awards consist of awards of stock and other equity-based awards that are valued in whole or in part by reference to, or are otherwise based on, the market value of the Class A Common Stock, or other securities of the Company, and may be paid in shares of Class A Common Stock, cash or another form of property as the Compensation Committee may determine.  Grants of performance awards shall entitle participants to receive an award if the measures of performance established by the Committee are met.  Such measures shall be established by the Compensation Committee but the relevant measurement period for any performance award must be at least 12 months.  Grants of performance awards shall not cover the issuance of shares that would exceed 20% of the total number of shares available to be issued under the Plan, and no more than 500,000 shares pursuant to any performance awards shall be granted to one participant in a calendar year unless pursuant to a multi-year award.  The terms of grants of performance awards would be set forth in agreements between the Company and the participants.

Our Class A Common Stock is listed for trading on the NASDAQ Global Market (“NASDAQ”) under the symbol “CIDM”.  The last reported closing price per share of our Class A Common Stock as reported by NASDAQ on July __, 2012 was $___ per share.

If this Proposal Three is approved by stockholders but Proposal Two is not approved by stockholders, the Board will determine whether the Plan should be increased by fewer than 3,000,000 shares in light of the number of available authorized shares of Class A Common Stock.

Federal Income Tax Consequences

The federal income tax consequences of the issuance and/or exercise of awards under the Plan are as described below.  The following information is not a definitive explanation of the tax consequences of the awards, and recipients should consult with their own tax advisors with respect to the tax consequences inherent in the ownership and/or exercise of the awards, and the ownership and disposition of any underlying securities.  Tax consequences will also vary depending upon the jurisdiction where the recipient of the award may reside.

Incentive Stock Options

No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised, provided that the optionee may incur alternative minimum tax liability upon exercise.  The optionee will, however, recognize taxable income in the year in which the purchased shares of Class A Common Stock are sold or otherwise made the subject of a taxable disposition.

For federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying.  A qualifying disposition occurs if the sale or other disposition is made after the optionee has held the shares of Class A Common Stock for more than two (2) years after the option grant date and more than one (1) year after the exercise date.  If either of these two holding periods is not satisfied, then a disqualifying disposition will result.

Upon a qualifying disposition, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for the shares.  If there is a disqualifying disposition of the shares of Class A Common Stock, then the excess of (i) the fair market value of those shares on the exercise date over (ii) the exercise price paid for the shares will be taxable as ordinary income to the optionee.

If the optionee makes a disqualifying disposition of the purchased shares of Class A Common Stock, then the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the option exercise date over (ii) the exercise price paid for the shares.  In no other instance will the Company be allowed a deduction with respect to the optionee’s disposition of the purchased shares of Class A Common Stock.

Nonqualified Stock Options

No taxable income is recognized by an optionee upon the grant of a non-statutory option.  The optionee will in general recognize ordinary income in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares of Class A Common Stock on the exercise date over the exercise price paid for the shares, and tax withholding requirements will apply to such income.

The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option.  The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee.

Restricted Shares

A recipient will not be taxed at the date of an award of restricted shares, provided that the restricted shares are subject to substantial risk of forfeiture, but will be taxed at ordinary income rates on the fair market value of any restricted shares as of the date that the restrictions lapse.  However, the recipient of restricted shares may elect, within 30 days after transfer of such shares to the recipient, under Section 83(b) of the Internal Revenue Code to include in income the fair market value of the restricted shares as of the date of such transfer.  At the time the shares are included in income, the Company will be entitled to a corresponding deduction.  Any disposition of shares after restrictions lapse will be subject to the regular rules governing long-term and short-term capital gains and losses, with the basis for this purpose equal to the fair market value of the shares at the end of the restricted period (or on the date of the transfer of the restricted shares, if the employee elects to be taxed on the fair market value upon such transfer.

Stock Appreciation Rights

A recipient who is granted a SAR will not recognize any taxable income on the receipt of the SAR.  Upon the exercise of an SAR, (a) the recipient will recognize ordinary income equal to the excess of the fair market value of the shares on the exercise date over the exercise price for the SAR and (b) the Company will be entitled to a deduction on the date of exercise in an amount equal to the ordinary income recognized by the recipient.

Restricted Stock Units

A recipient who is granted a RSU will not recognize any taxable income on the receipt of the RSU.  Upon the vesting of an RSU, (a) the recipient will recognize ordinary income equal to the fair market value of the shares issued at the time the RSUs are paid out and (b) the Company will be entitled to a deduction on the date of vesting in an amount equal to the ordinary income recognized by the recipient.

Performance Awards and Stock Awards

A recipient will recognize ordinary income equal to any cash that is paid and the fair market value of the Class A Common Stock (on the date that the shares are first transferable and not subject to a substantial risk of forfeiture) that is received in settlement of an award of performance units or as a stock award.

Effects on the Company

The Company generally will be entitled to claim a federal income tax deduction on account of the exercise of a nonqualified stock option or SAR or upon the taxability to the recipient of restricted stock, restricted stock units, or the settlement of a performance award (subject to tax limitations on the Company’s deductions in any year that certain remuneration paid to certain executives exceeds $1 million).  The amount of the deduction is equal to the ordinary income recognized by the recipient.  The Company will not be entitled to a federal income tax deduction on account of the grant or the exercise of an incentive stock option unless the recipient has made a “disqualifying disposition” of the shares acquired on exercise of the incentive stock option, in which case the Company will be entitled to a deduction at the same time and in the same amount as the recipient’s recognition of ordinary income.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ADOPTION OF THE AMENDMENT TO THE PLAN TO INCREASE THE TOTAL NUMBER OF SHARES OF CLASS A COMMON STOCK AVAILABLE FOR ISSUANCE THEREUNDER.

PROPOSAL FOUR
RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT AUDITORS

The Board has selected the firm of EisnerAmper LLP as our independent auditors for the fiscal year ending March 31, 2013, subject to ratification by our stockholders at the Annual Meeting. EisnerAmper LLP has been our independent auditors since the fiscal year ended March 31, 2005. A representative of EisnerAmper LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement, if desired.

More information about our independent auditors is available under the heading “Independent Auditors” on page [32] below.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF EISNERAMPER LLP AS OUR INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING MARCH 31, 2013.

OTHER MATTERS

The Board does not know of any other matters that may be brought before the Annual Meeting. However, if any such other matters are properly brought before the Annual Meeting, the proxies may use their own judgment to determine how to vote your shares.

MATTERS RELATING TO OUR GOVERNANCE

Board of Directors

The Board oversees the Company’s risk management including understanding the risks the Company faces and what steps management is taking to manage those risks, as well as understanding what level of risk is appropriate for the Company. The Board’s role in the Company’s risk oversight process includes receiving regular updates from members of senior management on areas of material risk to the Company, including operational, financial, legal and regulatory, human resources, employment, and strategic risks.

The Company’s leadership structure consists of the combined role of Chairman of the Board and Chief Executive Officer and a separate Lead Independent Director. Mr. Brown currently serves as our Lead Independent Director. The Lead Independent Director’s responsibilities include presiding at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors, serving as a liaison between the Chairman and the independent directors, reviewing information sent to the Board, consulting with the Nominating Committee with regard to the membership and performance evaluations of the Board and Board committee members, calling meetings of and setting agendas for the independent directors, and serving as liaison for communications with stockholders. The Board believes that the existence of a lead director supports strong corporate governance principles while deriving the benefit of having the Company’s Chief Executive Officer also serve as Chairman of the Board. The Board believes that this leadership structure enhances the Chairman of the Board and Chief Executive Officer’s ability to provide insight and direction on the Company’s strategic direction to both management and independent directors, and at the same time, with the support and oversight of a lead director, ensures that the appropriate level of independent oversight is applied to all management decisions. The Board believes that this structure ensures that the independent directors continue to effectively oversee management and provide effective oversight of key issues relating to strategy, risk and integrity without the need to split the roles of Chairman of the Board and Chief Executive Officer.

The Board intends to meet at least quarterly and the independent directors serving on the Board intend to meet in executive session (i.e., without the presence of any non-independent directors and management) at least twice a year immediately following regularly scheduled Board meetings. During the fiscal year ended March 31, 2012 (the “Last Fiscal Year”), the Board held 12 meetings and the Board members acted __ times by unanimous written consent in lieu of holding a meeting. Each current member of the Board, who was then serving, attended at least 75% of the total number of meetings of the Board and of the committees of the Board on which they served in the Last Fiscal Year. No individual may be nominated for election to the Board after his or her 73rd birthday. Messrs. Brown, Clevenger, Finlay, Gilhuly and O’Connor and Ms. Sims are considered “independent” under the rules of the SEC and the Nasdaq Global Market (“Nasdaq”).

The Board currently does not provide a formal process for stockholders to send communications to the Board. In the opinion of the Board, it is appropriate for the Company not to have such a process in place because the Board believes there is currently not a need for a formal policy due to, among other things, the limited number of stockholders of the Company. While the Board will, from time to time, review the need for a formal policy, at the present time, stockholders who wish to contact the Board may do so by submitting any communications to the Company’s Secretary, Mr. Loffredo, at 55 Madison Avenue, Suite 300, Morristown, New Jersey 07960, with an instruction to forward the communication to a particular director or the Board as a whole. Mr. Loffredo will receive the correspondence and forward it to any individual director or directors to whom the communication is directed.

The Company does not currently have a policy in place regarding attendance by Board members at the Company’s annual meetings. However, each of the current directors, who were then serving, attended the 2011 Annual Meeting of Stockholders, and each director who is standing for re-election currently intends to attend this Annual Meeting.

The Board has three standing committees, consisting of an Audit Committee, a Compensation Committee and a Nominating Committee.

Audit Committee

The Audit Committee consists of Messrs. Brown and Finlay and Ms. Sims. Mr. Finlay is the Chairman of the Audit Committee. The Audit Committee held seven meetings in the Last Fiscal Year. The Audit Committee has met with the Company’s management and the Company’s independent registered public accounting firm to review and help ensure the adequacy of its internal controls and to review the results and scope of the auditors’ engagement and other financial reporting and control matters. Mr. Finlay and Ms. Sims are financially literate, and Mr. Finlay and Ms. Sims are financially sophisticated, as those terms are defined under the rules of Nasdaq. Mr. Finlay and Ms. Sims are also financial experts, as such term is defined under the Sarbanes-Oxley Act of 2002. Messrs. Brown and Finlay and Ms. Sims are considered “independent” under the rules of the SEC and Nasdaq.

The Audit Committee has adopted a formal written charter (the “Audit Charter”). The Audit Committee is responsible for ensuring that the Company has adequate internal controls and is required to meet with the Company’s auditors to review these internal controls and to discuss other financial reporting matters. The Audit Committee is also responsible for the appointment, compensation and oversight of the auditors. Additionally, the Audit Committee is responsible for the review and oversight of all related party transactions and other potential conflict of interest situations between the Company and its officers, directors, employees and principal stockholders. The Audit Charter is available on the Company’s Internet website at www.cinedigm.com.

Compensation Committee

The Compensation Committee consists of Messrs. Brown, Clevenger and Gilhuly. Mr. Clevenger is the Chairman of the Compensation Committee. The Compensation Committee met three times during the Last Fiscal Year. The Compensation Committee approves the compensation package of the Company’s Chief Executive Officer and, based on recommendation by the Company’s Chief Executive Officer, approves the levels of compensation and benefits payable to the Company’s other executive officers, reviews general policy matters relating to employee compensation and benefits and recommends to the entire Board, for its approval, stock option and other equity-based award grants to its executive officers, employees and consultants and discretionary bonuses to its executive officers and employees. The Compensation Committee has the authority to appoint and delegate to a sub-committee the authority to make grants and administer bonus and compensation plans and programs. Messrs. Brown, Clevenger and Gilhuly are considered “independent” under the rules of the SEC and the Nasdaq.

The Compensation Committee adopted a formal written charter (the “Compensation Charter”). The Compensation Charter sets forth the duties, authorities and responsibilities of the Compensation Committee. The Compensation Charter is available on the Company’s Internet website at www.cinedigm.com.

The Compensation Committee, when determining executive compensation (including under the executive compensation program, as discussed below under the heading Compensation Discussion and Analysis ), evaluates the potential risks associated with the compensation policies and practices. The Compensation Committee believes that the Company’s compensation programs are designed with an appropriate balance of risk and reward in relation to the Company’s overall compensation philosophy and do not encourage excessive or unnecessary risk-taking behavior.  In general, the Company compensates its executives in a combination of cash, stock options and restricted stock units (that are payable in cash or stock at the Company’s discretion).  Both the stock options and the restricted stock units contain vesting provisions, typically of proportional annual vesting over a three-year period, which encourages the executives, on a long-term basis, to strive to enhance the value of such compensation as measured by the trading price of the Class A Common Stock.  The Compensation Committee does not believe that this type of compensation encourages excessive or unnecessary risk-taking behavior.  As a result, we do not believe that risks relating to our compensation policies and practices for our employees are reasonably likely to have a material adverse effect on the Company.  The Company intends to recapture compensation as required under the Sarbanes-Oxley Act. However, there have been no instances where it needed to recapture any compensation.

During the Last Fiscal Year, the Compensation Committee engaged Aon/Hewitt, a compensation consulting firm. The consultant met with the Compensation Committee multiple times during the Last Fiscal Year and provided guidance for cash and equity bonus compensation to executive officers and directors, which the Compensation Committee considered in reaching its determinations of such compensation. In addition, the consultant was available to respond to specific inquiries throughout the process.

Nominating Committee

The Nominating Committee consists of Messrs. Brown, Clevenger and O’Connor and Ms. Sims. Mr. O’Connor is the Chairman of the Nominating Committee. The Nominating Committee held five meetings during the Last Fiscal Year. The Nominating Committee evaluates and approves nominations for annual election to, and to fill any vacancies in, the Board and recommends to the Board the directors to serve on committees of the Board. The Nominating Committee also approves the compensation package of the Company’s directors. Messrs. Brown, Clevenger and O’Connor and Ms. Sims are considered “independent” under the rules of the SEC and the Nasdaq.

The Nominating Committee adopted a formal written charter (the “Nominating Charter”). The Nominating Charter sets forth the duties and responsibilities of the Nominating Committee and the general skills and characteristics that the Nominating Committee employs to determine the individuals to nominate for election to the Board. The Nominating Charter is available on the Company’s Internet website at www.cinedigm.com.

The Nominating Committee will consider any candidates recommended by stockholders. In considering a candidate submitted by stockholders, the Nominating Committee will take into consideration the needs of the Board and the qualifications of the candidate. Nevertheless, the Board may choose not to consider an unsolicited recommendation if no vacancy exists on the Board and/or the Board does not perceive a need to increase the size of the Board. Stockholders should submit any recommendations of director candidates for the Company’s 2012 Annual Meeting of Stockholders to the Company’s Secretary, Mr. Loffredo, at 55 Madison Avenue, Suite 300, Morristown, New Jersey 07960 in accordance with the procedures set forth above under the heading “Deadline for Receipt of Stockholder Proposals to be Presented at Next Annual Meeting.”

There are no specific minimum qualifications that the Nominating Committee believes must be met by a Nominating Committee-recommended director nominee. However, the Nominating Committee believes that director candidates should, among other things, possess high degrees of integrity and honesty; have literacy in financial and business matters; have no material affiliations with direct competitors, suppliers or vendors of the Company; and preferably have experience in the Company’s business and other relevant business fields (for example, finance, accounting, law and banking). The Nominating Committee considers diversity together with the other factors considered when evaluating candidates but does not have a specific policy in place with respect to diversity.

Members of the Nominating Committee meet in advance of each of the Company’s annual meetings of stockholders to identify and evaluate the skills and characteristics of each director candidate for nomination for election as a director of the Company. The Nominating Committee reviews the candidates in accordance with the skills and qualifications set forth in the Nominating Charter and the rules of the Nasdaq. There are no differences in the manner in which the Nominating Committee evaluates director nominees based on whether or not the nominee is recommended by a stockholder.

Code of Business Conduct and Ethics

We have adopted a code of ethics applicable to all members of the Board, executive officers and employees. Such code of ethics is available on our Internet website, www.cinedigm.com. We intend to disclose any amendment to, or waiver of, a provision of our code of ethics by filing a Current Report on Form 8-K with the SEC.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of July 16, 2012, the Company’s directors, executive officers and principal stockholders beneficially own, directly or indirectly, in the aggregate, approximately 33.3% of its outstanding Class A Common Stock and none of its Class B Common Stock. These stockholders have significant influence over the Company’s business affairs, with the ability to control matters requiring approval by the Company’s stockholders, including the two proposals set forth in this Proxy Statement as well as approvals of mergers or other business combinations.

The following table sets forth as of July 16, 2012, certain information with respect to the beneficial ownership of the Common Stock as to (i) each person known by the Company to beneficially own more than 5% of the outstanding shares of the Company’s Common Stock, (ii) each of the Company’s directors, (iii) each of the Company’s Named Executives (as defined below) and (iv) all of the Company’s directors and executive officers as a group.

CLASS A COMMON STOCK
Name (a)	Shares Beneficially Owned (b)
	Number		Percent
Christopher J. McGurk	1,699,615	(c)	3.4%
Adam M. Mizel	1,069,800	(d)	2.2%
Gary S. Loffredo	451,197	(e)	*
Peter C. Brown	365,519	(f)	*
Wayne L. Clevenger c/o MidMark Equity Partners II, L.P., 177 Madison Avenue Morristown, NJ 07960	2,228,899	(g)	4.6%
Matthew W. Finlay c/o MidMark Equity Partners II, L.P., 177 Madison Avenue Morristown, NJ 07960	2,207,313	(h)	4.6%
Edward A. Gilhuly c/o Sageview Capital Master, L.P. 245 Lytton Avenue, Suite 250 Palo Alto, CA 94301	16,180,313	(i)	25.3%
Martin B. O’Connor II	131,827		*

Laura Nisonger Sims c/o Sageview Capital Master, L.P. 245 Lytton Avenue, Suite 250 Palo Alto, CA 94301	—		*
Federated Investors, Inc. Federated Investors Tower Pittsburgh, PA 15222-3779	5,507,787	(j)(l)	11.5%
Ronald L. Chez 291 E. Lake Shore Drive Chicago, IL 60611	3,657,500	(l)	7.6%
Sageview Capital Master, L.P. 245 Lytton Avenue, Suite 250 Palo Alto, CA 94301	16,180,313	(i)	25.3%
All directors and executive officers as a group (9 persons)	22,135,584	(k)	33.3%
____________
*	Less than 1%

(a)	Unless otherwise indicated, the business address of each person named in the table is c/o Cinedigm Digital Cinema Corp., 55 Madison Avenue, Suite 300, Morristown, New Jersey 07960.
(b)
Applicable percentage of ownership is based on [48,046,053] shares of Class A Common Stock outstanding as of July 16, 2012 together with all applicable options, warrants and other securities convertible into shares of our Class A Common Stock for such stockholder. Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting and investment power with respect to shares. Shares of Class A Common Stock subject to options, warrants or other convertible securities exercisable within 60 days after July 16, 2012 are deemed outstanding for computing the percentage ownership of the person holding such options, warrants or other convertible securities, but are not deemed outstanding for computing the percentage of any other person. Except as otherwise noted, the named beneficial owner has the sole voting and investment power with respect to the shares of Common Stock shown.

(c)	Includes 1,500,000 shares of Class A Common Stock underlying options that may be acquired upon exercise of such options.
(d)	Includes 575,000 shares of Class A Common Stock underlying options that may be acquired upon exercise of such options.
(e)	Includes 288,197 shares of Class A Common Stock underlying options that may be acquired upon exercise of such options.
(f)	Includes 347,223 shares owned by Grassmere Partners LLC, of which Mr. Brown is Chairman. Mr. Brown disclaims beneficial ownership of such shares except to the extent of any pecuniary interest therein.
(g)
Mr. Clevenger is a managing director of MidMark and of MidMark Investments, Inc. (“MidMark Investments”) and a managing member of MidMark Advisors II, LLC. Includes 30,000 shares of Class A Common Stock owned directly, 80,000 shares of Class A Common Stock underlying options that may be acquired upon exercise of such options held by MidMark Investments and 2,118,899 shares owned by MidMark. Other then the 30,000 shares first described, Mr. Clevenger disclaims beneficial ownership of such shares except to the extent of any pecuniary interest therein.

(h)
Mr. Finlay is a director of MidMark and of MidMark Investments. Includes 8,414 shares of Class A Common Stock owned directly, 80,000 shares of Class A Common Stock underlying options that may be acquired upon exercise of such options held by MidMark Investments and 2,118,899 shares owned by MidMark. Other then the 8,414 shares first described, Mr. Finlay disclaims beneficial ownership of such shares except to the extent of any pecuniary interest therein.

(i)
Includes 16,000,000 shares of Class A Common Stock subject to issuance upon exercise of currently exercisable warrants owned by Sageview Capital Master Fund, L.P. (“Sageview Master”). Sageview Capital Partners (A), L.P. (“Sageview A”), Sageview Capital Partners (B), L.P. (“Sageview B”) and Sageview Capital Partners (C) (Master), L.P. (“Sageview C”) are the sole shareholders of Sageview Master. Sageview Capital GenPar, Ltd. (“Sageview Ltd.”) is the sole general partner of each of Sageview A, Sageview B and Sageview C. Sageview Capital GenPar, L.P. (“Sageview GenPar”) is the sole shareholder of Sageview Ltd. Sageview Capital MGP, LLC (“Sageview MGP”) is the sole general partner of Sageview GenPar. Edward A. Gilhuly and Scott

M. Stuart are managing and controlling persons of Sageview MGP. Messrs. Gilhuly and Stuart have shared voting and dispositive power with respect to the securities beneficially owned by Sageview Master. Mr. Gilhuly is a director of the Company. Each of Sageview A, Sageview B, Sageview C, Sageview Ltd., Sageview GenPar, Sageview MGP and Messrs. Gilhuly and Stuart disclaims beneficial ownership of such securities, except to the extent of its or his pecuniary interest therein, if any.
(j)
Federated Investors, Inc. (“Federated”) is the indirect parent holding company of Federated Equity Management Company of Pennsylvania and Federated Global Investment Management Corp., both of which act as investment advisors to registered investment companies and separate accounts that own shares, and Federated Kaufman Small Cap Fund and AST Federated Aggressive Growth Portfolio, both of which own shares. Federated is owned by the Voting Shares Irrevocable Trust, of which John F. Donahue, Rhodora J. Donahue and J. Christopher Donahue are trustees. Each trustee disclaims beneficial ownership of the shares.

(k)
Includes 2,443,197 shares of Class A Common Stock underlying options that may be acquired upon exercise of such options and 16,000,000 shares of Class A Common Stock underlying warrants that may be acquired upon exercise of such warrants.

(l)
Based on the numbers of shares reported in the most recent Schedule 13D or Schedule 13G, as amended, if applicable, and filed by such stockholder with the SEC through July 16, 2012 and information provided by the holder or otherwise known to the Company.

There are no shares of Class B Common Stock outstanding or subject to options, warrants or other convertible securities. A holder of each share of Class B Common Stock is entitled to ten (10) votes per share. Each outstanding share of Class B Common Stock is convertible at any time at the holder’s option into one (1) share of Class A Common Stock.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Executive Officers

The Company’s executive officers are Christopher J. McGurk, Chief Executive Officer and Chairman of the Board, Gary S. Loffredo, President of Digital Cinema, General Counsel, Secretary and a member of the Board, and Adam M. Mizel, Chief Operating Officer and Chief Financial Officer and a member of the Board. Biographical information for Messrs. McGurk, Mizel and Loffredo is included above in Proposal One.

Related Party Transactions

In August 2009, the Company issued a promissory note for $75,000,000 to an affiliate of Sageview, which note was later amended in May 2010. Subject to certain adjustments, interest on the not is 8% per annum to be accrued as an increase in the aggregate principal amount of the note and 7% per annum paid in cash. In addition to the note, the Company issued to Sageview warrants to purchase 16,000,000 shares of Class A Common Stock. Under the terms of the note, Sageview is entitled to designate two nominees for election to the Board at each annual meeting of the Company’s stockholders, subject to the loss of such designation rights upon certain reductions in the aggregate principal amount outstanding of the note and the beneficial ownership of shares of Class A Common Stock by Sageview. Mr. Gilhuly and Ms. Sims are the two Sageview current directors and are nominees for election at the Annual Meeting pursuant to Sageview’s designation rights. Mr. Gilhuly and Ms. Sims are principals of Sageview, as more specifically described in Proposal 1, Election of Directors. During fiscal 2012, the largest aggregate amount of principal outstanding under the note was $87.4 million; the amount of the note outstanding as of June 30, 2012 was $_________; no principal or interest was paid in cash during fiscal 2012; and the amount of interest incurred during fiscal 2012 was $9.2 million.

The Audit Committee, pursuant to its charter, it is responsible for the review and oversight of all related party transactions and other potential conflict of interest situations, by review in advance or ratification afterward. The Audit Committee charter does not set forth specific standards to be applied; rather, the Audit Committee reviews each transaction individually on a case-by-case, facts and circumstances basis.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy and Objectives

Cinedigm’s executive compensation philosophy is focused on enabling the Company to hire and retain qualified and motivated executives, while meeting its business needs and objectives. To be consistent with this philosophy, the executive compensation program (the “Compensation Program”) has been designed around the following objectives:

•	Provide competitive compensation levels to enable the recruitment and retention of highly qualified executives.

•	Design incentive programs that strengthen the link between pay and corporate performance to encourage and reward excellence and contributions that further Cinedigm’s success.

•	Align the interests of executives with those of shareholders through grants of equity-based compensation that also provide opportunities for ongoing executive ownership.

An overriding principle in delivering on these objectives is to ensure that compensation decisions are made in the Company’s best financial interests such that incentive awards are both affordable and reasonable, taking into account Company performance and considering the interests of all stakeholders. Going forward, the Company faces the challenges of continuing to grow in a new and evolving market against the backdrop of continued challenging economic conditions.

As the Company has evolved, so too has the Compensation Program. Going forward, the Company is focused on improving both shareholder returns and its cash position. To help achieve this goal, over the years, the Compensation Program was restructured in 2008 to reward the Chief Executive Officer (“CEO”) for achieving strategic goals and increasing shareholder value and to create a formal performance-based Management Annual Incentive Plan (MAIP) to establish specific target award levels and performance metrics. The plan is predicated on attaining goals that are critical to Cinedigm’s future success and is designed to reward the level of collaboration across divisions and segments that results in achieving corporate results. Performance exceeded threshold in fiscal 2012. As a result, bonuses were paid to all NEOs and other participants in the MAIP based on the above plan performance of the Company as a whole as well as the unit level performances of each business unit and a discretionary component as determined by the Compensation Committee.

The Compensation Program consists of base salary, annual incentives, and long-term equity compensation. In addition, all NEOs receive some modest personal benefits and perquisites. The Company does not, however, provide supplemental retirement benefits for NEOs; retirement benefits are accumulated through the Company’s 401(k) plan which is open to all employees. All of our NEOs have employment agreements.

The Compensation Committee annually reviews the executive compensation elements and assesses the integrity of the Compensation Program as a whole to ensure that it continues to be aligned with the Company’s compensation objectives and supports the attainment of Company goals. Periodically, the Company reviews competitive compensation levels, mix of pay, and practices to ensure all Compensation Program features continue to be in line with the market, while still reflecting the unique needs of our business model. Additionally, in response to business and talent needs, executive management brings compensation proposals to the Compensation Committee, which then reviews the proposal and either approves or denies the proposed changes.

In 2011, the Compensation Committee determined that the goal of the compensation consultant previously hired to assist the Company with creating the Compensation Program had been met, and that it would benefit the Company to change compensation consultants. It engaged AON/Hewitt in May 2011 with the purpose of guiding the Company with respect to company-wide compensation, including bonuses, incentives and compensation for new hires and various benefits.

Competitive Positioning and Mix of Pay

Competitive Assessment

The primary source of peer data for executives is a customized peer group developed to reflect competitors for business and talent. An initial peer group of six companies was established as part of a comprehensive competitive assessment undertaken by the Compensation Committee (working with an outside consulting firm, HR+Survey Solutions, LLC) at the end of 2007.

The Compensation Committee updated its peer group given changes in the market in 2011.The new peer group was expanded to include more companies, particularly those of comparable scale to Cinedigm (with a median revenue of $126 million), and similar, but smaller, media businesses. Deleted were companies that had grown to be too large to be relevant. The revisions increase the number of peers from six to 17, reflected in the chart below.

PEER GROUP FOR 2011/2012 FISCAL YEAR

Ckx Inc.	Imax Corp.	Realnetworks Inc.
Demand Media Inc.	Limelight Networks Inc.	Rentrak Corp.
Dg Fastchannel Inc.	Lodgenet Interactive Corp.	Seachange International
Digimarc Corp.	National Cinemedia Inc.	Thestreet.Com
Dts Inc.	Onstream Media Corp.	Westwood One Inc.
Global Traffic Network	Point.360

The Compensation Committee has not defined a target pay positioning for the CEO or other NEOs, nor does it commit to providing a specific percentile or pay range. In the most recent competitive assessment analysis (conducted mid-year 2010), the former CEO’s total direct compensation (total cash compensation plus long-term incentives and equity awards) was 107%  of the median. The Compensation Committee viewed such prominent positioning as appropriate because the CEO had significant influence over the direction of the business.

The other NEOs’ compensation was assessed in 2010; most are paid close to the median of the peer group for base salary and below median for target total cash compensation and total direct compensation. While it is the belief of the Compensation Committee that the available talent pool to fill these positions is broader than the pool for the CEO and therefore, that their pay levels, and potential opportunity for wealth creation through stock grants, are robust enough to retain and motivate them, the Compensation Committee has taken steps to shift a larger portion of their pay into variable compensation. Adam Mizel, however, is paid at 112% of the median for base salary, 115% of the median for target total cash compensation and 140% of median for target total direct compensation, based on the 2010 analysis. The Compensation Committee feels his positioning is appropriate because he brings a special set of talents that are important to the future success of the company.

Pay Mix

The Company’s pay philosophy has been evolving from an emphasis on fixed pay to one that believes a substantial portion of each executive’s compensation should be at risk and dependent upon performance. Starting in 2009, the Company began to deliver a greater proportion of total compensation through variable elements for the other NEOs. While the Compensation Committee has not adopted a targeted mix of either long-term to short-term, fixed to variable, or equity and non-equity compensation, they have taken steps to increase the portion of variable compensation. Steps in this direction include the introduction of the Management Annual Incentive Plan and more regular equity grants.

Elements of Compensation

Base Salary

Base salaries are fixed compensation with the primary function of aiding in attraction and retention. These salaries are reviewed annually, as well as at the time of a promotion or other change in responsibilities. Any increases are based on an evaluation of the previous year’s performance of the Company and the executive, the relative strategic importance of the position, market conditions, and competitive pay levels (though, as noted earlier, the Compensation Committee does not target a specific percentile or range). None of the NEOs received a salary increase during fiscal year 2012.

NEO salaries will remain at current levels throughout the new fiscal year, with no salary increases planned. The decision to maintain salaries at current levels and forgo salary increases reflects the Compensation Committee’s plan to deliver a greater proportion of compensation through variable components over time.

Annual Incentive Awards

Commencing with the 2010 fiscal year, the Compensation Committee implemented a formal annual incentive plan. This plan was also used for the 2012 fiscal year and was expanded to cover thirty Cinedigm executives including the NEOs. The plan established threshold and maximum levels of incentive awards defined as a percentage of a participant’s salary.

Executive Officer	Threshold MAIP as a Percent of Salary	Target MAIP as a Percent of Salary	Maximum MAIP as a Percent of Salary
Chris McGurk	37.5%	75%	150%
Adam M. Mizel	25%	50%	100%
Gary S. Loffredo	22.5%	50%	100%

Payouts were determined based on achievement of consolidated EBITDA and cash flow goals. Participants who were part of a specific business segment or division could have their payout modified by the business segment or division’s performance as determined on a discretionary basis. We do not disclose segment and division targets, or individual goals, as we believe that such disclosure would result in competitive harm. Based on our experience in the segments and divisions, we believe these targets were set sufficiently high to provide incentive to achieve a high level of performance. We believe it is difficult, although not unattainable, for the targets to be reached and, therefore, [no more likely than unlikely] that the targets will be reached. Payouts could also be modified, by a maximum of +/-20% for individual performance.

For the 2012 fiscal year, the threshold financial goals were exceeded; therefore, annual incentives were earned by NEOs and other plan participants.

Restricted Unit Awards

Mr. Loffredo, the only current NEO who was an NEO in 2009, received a grant of 35,000 RSUs in April 2009 as part of the Company’s move toward more variable pay and strengthening the tie to long-term performance. The RSU grants were designed to provide a discretionary reward for the previous year’s performance as well as aid in retention, increase executive ownership, and focus NEOs on improving share price. In April 2012, when the grant would have vested upon its original terms, the vesting was extended until _______________ at Mr. Loffredo’s request. The RSUs may be settled in stock or cash or a combination thereof at the Company’s discretion.

Long-Term Incentive Awards

The Compensation Committee annually considers long-term incentive awards, for which it has the authority to grant a variety of equity-based awards. The primary objective of such awards is to align the interests of executives with those of shareholders by increasing executive ownership and fostering a long-term focus. In recent years, such awards have been made after fiscal year end in order to permit consideration of year-end performance.

Long-term incentive awards for the NEOs have historically consisted of stock options, until NEOs became eligible for grants of RSUs starting in 2008. These grants were designed to aid in retention, provide a discretionary reward for performance, increase executive ownership, and focus NEOs on improving share price. Going forward, the Committee has determined that future stock grants will consist of stock options to focus executives on the creation of shareholder value.

As part of the on-going long-term incentive plan, in fiscal 2012, the NEOs, other than Mr. McGurk, received grants of stock options as follows: 500,000 stock options to Mr. Mizel and 300,000 stock options to Mr. Loffredo. Mr. McGurk was not eligible for a grant because, upon joining Cinedigm in 2011, he received a grant of stock options intended to cover a three year period. Factors that were considered in determining the size of the grants included a comparison to the peer group in light of the new roles and responsibilities undertaken by Messrs. Mizel and Loffredo in accordance with their expanded roles under their new employment agreements in October 2011, which are described more fully beginning on page 25. The exercise price of the grants, in accordance with the Plan, must not be less than 100% of the fair market value of the Company’s Class A Common Stock on the date of grant.

 Mr. McGurk’s Compensation Arrangements

Mr. McGurk joined Cinedigm in January 2011 as CEO and Chairman of the Board. Accordingly, Mr. McGurk’s compensation package was created in line with the Company’s current compensation philosophy of a base salary coupled with variable compensation including a large portion of equity-based compensation, through stock options, linked to stock price performance. When negotiating Mr. McGurk’s employment agreement, the Company sought for salary and bonus amounts that were in line with peer group amounts and that would provide incentive for Mr. McGurk with a view toward increasing stockholder value.  The Company determined that stock options would align Mr. McGurk’s interests with stockholders and, further, that the escalating exercise price structure of the options (the options are grouped in three tranches which have exercise prices of $1.50, $3.00 and $5.00 per share, respectively) would provide a strong incentive for Mr. McGurk to improve stock performance.

A summary of Mr. McGurk’s compensation package is located under the heading “Employment agreements and arrangements between the Company and Named Executives” beginning on page [25].

Personal Benefits and Perquisites

In addition to the benefits provided to all employees and grandfathered benefits (provided to all employees hired before January 1, 2005), NEOs are eligible for an annual physical and supplemental life insurance coverage of $200,000.

It is the Company’s policy to provide minimal and modest perquisites to the NEOs, including in some instances an annual automobile allowance.  Mr. McGurk does not receive an automobile allowance.

Employment Agreements for other NEOs

The Company provides an employment agreement to Mr. McGurk, Mr. Mizel and Mr. Loffredo, as a means of inducing them to join the Company as well as for retention during periods of uncertainty and operational challenge. Additionally, the employment agreements include non-compete and non-solicitation provisions. The provisions for severance benefits are at typical competitive levels. See page [20] for a description of the material terms of Mr. McGurk’s, Mr. Mizel’s and Mr. Loffredo’s employment agreements.

Stock Ownership Guidelines

The Company does not maintain formal stock ownership guidelines.

Policy on Deductibility of Compensation

Section 162(m) of the Internal Revenue Code limits the deductibility of compensation in excess of $1 million paid to certain executive officers named in this proxy statement, unless certain requirements are met. No element of the Company’s compensation, including the annual incentive awards and restricted stock, meets these requirements. Given the Company’s net operating losses, Section 162(m) is not currently a material factor in designing compensation.

Recapture Policy

The Company intends to recapture compensation as required under the Sarbanes-Oxley Act. However, there have been no instances where it needed to recapture any compensation.

Restriction on Speculative Transactions

The Company’s Insider Trading and Disclosure Policy restricts employees and directors of the Company from engaging in speculative transactions in Company securities, including short sales, and discourages employees and directors of the Company from engaging in hedging transactions, including “cashless” collars, forward sales, and equity swaps, that may indirectly involve short sales. Pre-clearance by the Company is required for any such transaction.

COMPENSATION COMMITTEE REPORT

The following report does not constitute soliciting material and is not considered filed or incorporated by reference into any other filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis that precedes this Report as required by Item 402(b) of the SEC’s Regulation S-K. Based on its review and discussions with management, the Compensation Committee recommended to the Board the inclusion of the Compensation Discussion and Analysis in this Proxy Statement.

The Compensation Discussion and Analysis discusses the philosophy, principles, and policies underlying the Company’s compensation programs that were in effect during the Last Fiscal Year and which will be applicable going forward until amended.

Respectfully submitted,
The Compensation Committee of the Board of Directors
Wayne L. Clevenger, Chairman
Peter C. Brown
Edward A. Gilhuly

THE FOREGOING COMPENSATION COMMITTEE REPORT SHALL NOT BE “SOLICITING MATERIAL” OR BE DEEMED FILED WITH THE SEC, NOR SHALL SUCH INFORMATION BE INCORPORATED BY REFERENCE INTO ANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE EXCHANGE ACT, EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATES IT BY REFERENCE INTO SUCH FILING.

The following table sets forth certain information concerning compensation received by the Company’s Chief Executive Officer and its two other most highly compensated individuals who were serving as executive officers at the end of the Last Fiscal Year, for services rendered in all capacities during the Last Fiscal Year (the “Named Executives”).

SUMMARY COMPENSATION TABLE
Name and Principal Position(s)	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Nonequity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Christopher J. McGurk Chief Executive Officer and Chairman	2012	600,000	—	—	601,200	15,607	1,216,807
	2011	150,000	112,500(5)	3,637,947	—	2,500	3,902,947

Adam M. Mizel Chief Operating Officer and Chief Financial Officer	2012	375,000	—	436,664	250,500	28,563	1,090,727
	2011	375,000	100,000(6)	—	—	14,788	489,788
	2010	243,750	—	256,555	—	10,264	510,569
Gary S. Loffredo Senior Vice President- Business Affairs, General Counsel and Secretary	2012	315,000	—	261,998	210,420	30,684	818,102
	2011	315,000	100,000(6)	58,141	—	18,073	491,214
	2010	315,000	37,100	94,686(7)	—	17,982	464,768

(1)
The amounts in this column reflect the grant date fair value for the fiscal years ended March 31, 2012, 2011 and 2010, in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in footnote 2 to the Company’s audited financial statements for the fiscal year ended March 31, 2012, included in the Company’s Annual Report on Form 10-K filed with the SEC on June 18, 2012 (the “Form 10-K”).

(2)
The amounts in this column reflect the grant date fair value for the fiscal years ended March 31, 2012, 2011 and 2010, in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in footnote 2 to the Company’s audited financial statements for the fiscal year ended March 31, 2012, included in the Form 10-K.

(3)	The amounts in this column reflect amounts earned under annual incentive awards. See page [22] for a description of the material terms of the annual incentive plan for each Named Executive.
(4)
Includes automobile allowances, additional life insurance premiums paid by the Company, certain medical expenses paid by the Company and the premiums for group term life insurance paid by the Company for each Named Executive as follows for the fiscal year ended March 31, 2012: for Mr. McGurk, $0, $603, $14,204 and $800, for Mr. Mizel, $12,000, $603, $15,160 and $800, and for Mr. Loffredo, $11,845, $3,897 and $14,142 and $800.

(5)	Reflects the value of Class A Common Stock issued that was earned during fiscal 2011, pursuant to the terms of an employment agreement with Mr. McGurk.
(6)	Reflects the value of Class A Common Stock issued subsequent to March 31, 2011 that were earned during fiscal 2011.
(7)	Includes the grant of option awards issued in exchange for the termination of the AccessDM options and vested upon issuance.

Employment agreements and arrangements between the Company and Named Executives

Christopher J. McGurk. On December 23, 2010, the Company entered into an employment agreement with Mr. McGurk (the “McGurk Employment Agreement”), pursuant to which Mr. McGurk serves as the Chief Executive Officer of the Company.  The term of the Employment Agreement commenced on January 3, 2011 and will end on March 31, 2014.  Pursuant to the McGurk Employment Agreement, Mr. McGurk receives an annual base salary of $600,000. In addition, Mr. McGurk received a bonus of $112,500, payable in shares of Class A Common Stock, on March 31, 2011, and will be eligible for bonuses for each of the fiscal years ending March 31, 2012 through March

31, 2014, with the target bonus for such years of  $450,000, which bonuses shall be based on Company performance with goals to be established annually by the Compensation Committee. If the Company terminates Mr. McGurk’s employment without cause or he resigns with good reason (as these terms are defined in the McGurk Employment Agreement), the McGurk Employment Agreement provides that he is entitled to continued payment of his base salary (and earned bonus) through March 31, 2014, as well as the accelerated vesting of any unvested options granted to him under the McGurk Employment Agreement. However, if the Company terminates Mr. McGurk’s employment without cause or he resigns with good reason following a change in control of the Company, the McGurk Employment Agreement provides that he is entitled to a lump sum payment equal to his base salary (and earned bonus) times the greater of (i) two or (ii) the number of months remaining under his employment term divided by 12, as well as the accelerated vesting of any unvested options granted to him under the McGurk Employment Agreement. Also pursuant to the McGurk Employment Agreement, Mr. McGurk received an inducement grant of non-statutory options to purchase 4,500,000 shares of Class A Common Stock (the “Options”).  The Options are grouped in three tranches, consisting of Options for 1,500,000 shares having an exercise price of $1.50 per share, Options for 2,500,000 shares having an exercise price of $3.00 per share and Options for 500,000 shares having an exercise price of $5.00 per share.  One-third of the Options in each tranche vest on December 23 of each of 2011, 2012 and 2013 and all of the Options have a term of ten (10) years.

Adam M. Mizel. On October 19, 2011, the company entered into an employment agreement with Adam M. Mizel (the “Mizel Employment Agreement”), which superseded the employment agreement between them dated August 11, 2009 (the “Previous Mizel Employment Agreement”).  Pursuant to the New Mizel Employment Agreement, Mr. Mizel serves as the Chief Operating Officer and Chief Financial Officer of the Company. The term of the Mizel Employment Agreement commenced on October 3, 2011 and will end on August 31, 2013. Pursuant to both the Mizel Employment Agreement and the Previous Mizel Employment Agreement, Mr. Mizel receives an annual base salary of $375,000, subject to increase for subsequent years at the Compensation Committee’s discretion, and will be eligible for a bonus based on overall Company performance with goals to be established by the Compensation Committee. Also pursuant to the Previous Mizel Employment Agreement, Mr. Mizel received a grant of options to purchase 450,000 shares of Class A Common Stock. The options have an exercise price of $1.37 and vest on the third anniversary of the date of grant or earlier if certain Class A Common Stock price targets are achieved, and have a term of six (6) years. The Mizel Employment Agreement further provides that Mr. Mizel is entitled to participate in all benefit plans provided to senior executives of the Company. If the Company terminates Mr. Mizel’s employment without cause or he resigns with good reason (as these terms are defined in the Mizel Employment Agreement), the Mizel Employment Agreement provides that he is entitled to continued payment of his base salary (and earned bonus) for 12 months following his termination as well as the accelerated vesting of any unvested options granted to him under the Mizel Employment Agreement. However, if the Company terminates Mr. Mizel’s employment without cause or he resigns with good reason following a change in control of the Company, the Mizel Employment Agreement provides that he is entitled to a lump sum payment equal to his base salary (and earned bonus) times the greater of (i) two or (ii) the number of months remaining under his employment term divided by 12, as well as the accelerated vesting of any unvested options granted to him under the Mizel Employment Agreement.

Gary S. Loffredo. On October 19, 2011, the company entered into an employment agreement with Gary S. Loffredo (the “Loffredo Employment Agreement”), which superseded the severance agreement between them dated September 10, 2010 (the “Severance Agreement”).  Pursuant to the Loffredo Employment Agreement, Mr. Loffredo serves as the President of Digital Cinema, General Counsel and Secretary of the Company. The term of the Loffredo Employment Agreement commenced on October 3, 2011 and will end on October 3, 2013. Pursuant to the Loffredo Employment Agreement, Mr. Loffredo receives an annual base salary of $315,000, subject to increase for subsequent years at the Compensation Committee’s discretion, and will be eligible for a bonus based on overall Company performance with goals to be established by the Compensation Committee. The Loffredo Employment Agreement further provides that Mr. Loffredo is entitled to participate in all benefit plans provided to senior executives of the Company. If the Company terminates Mr. Loffredo’s employment without cause or he resigns with good reason (as these terms are defined in the Loffredo Employment Agreement), the Loffredo Employment Agreement provides that he is entitled to continued payment of his base salary (and earned bonus) for 12 months following his termination.

Equity Compensation Plans

The following table sets forth certain information, as of March 31, 2012, regarding the shares of Cinedigm’s Class A Common Stock authorized for issuance under Cinedigm’s equity compensation plan.

Plan	Number of shares of common stock issuable upon exercise of outstanding options and restricted stock units (1)	Weighted average of exercise price of outstanding options	Number of shares of common stock remaining available for future issuance
Cinedigm Second Amended and Restated 2000 Equity Incentive Plan (“the Plan”) approved by shareholders	3,847,988	$2.27	61,121	(2)
Cinedigm compensation plans not approved by shareholders (3)	4,500,000	$2.72	—

(1)	Shares of Cinedigm Class A Common Stock.
(2)	Excludes 157,198 outstanding RSUs which may be settled in cash or shares of Class A Common Stock or a combination thereof, at the Company’s discretion.
(3)
Reflects stock options granted to Mr. McGurk which were not granted under the Plan. Of such options, 1/3 in each tranche vests on December 23 of each of 2011, 2012 and 2013. See the description of the McGurk Employment Agreement above for more details on the material terms of such grant.

Our Board originally adopted the Plan on June 1, 2000 and our shareholders approved the Plan by written consent in July 2000. Certain terms of the Plan were last amended and approved by our shareholders on September 14, 2010. Under the Plan, we may grant incentive and non-statutory stock options, stock, restricted stock, restricted stock units (RSUs), stock appreciation rights, performance awards and other equity-based awards to our employees, non-employee directors and consultants. The primary purpose of the Plan is to enable us to attract, retain and motivate our employees, non-employee directors and consultants. During the Last Fiscal Year, the number of shares of Class A Common Stock authorized for issuance under the Plan was reduced from 7,000,000 to 6,300,000.  The term of the Plan expires on June 1, 2020. As of March 31, 2012, there were 3,690,790 stock options outstanding to purchase shares of Class A Common Stock, RSUs covering 157,198 shares of Class A Common Stock that may be settled in cash or shares of Class A Common Stock or a combination thereof, at the Company’s discretion and there were 2,000,100 shares of Class A Common Stock available for issuance under the Plan.

As of July 16, 2012, stock options outstanding covering 4,260,640 shares of the Company’s Class A Common Stock and RSUs covering 24,757 shares of Class A Common Stock that may be settled in cash or shares of Class A Common Stock or a combination thereof, at the Company’s discretion, had been granted under the Plan. During the Last Fiscal Year, 93,628 stock options were exercised.

Options granted under the Plan expire ten years following the date of grant (or such shorter period of time as may be provided in a stock option agreement or five years in the case of incentive stock options granted to stockholders who own greater than 10% of the total combined voting power of the Company) and are subject to restrictions on transfer. Options granted under the Plan generally vest over periods up to three years. The Plan is administered by the Compensation Committee, and may be amended or terminated by the Board, although no amendment or termination may adversely affect the right of any individual with respect to any outstanding option without the consent of such individual. The Plan provides for the granting of incentive stock options with exercise prices of not less than 100% of the fair market value of the Company’s Class A Common Stock on the date of grant. Incentive stock options granted to stockholders of more than 10% of the total combined voting power of the Company must have exercise prices of not less than 110% of the fair market value of the Company’s Class A Common Stock on the date of grant. Incentive and non-statutory stock options granted under the Plan are subject to vesting provisions, and exercise is generally subject to the continuous service of the optionee, except for consultants. The exercise prices and vesting periods (if any) for non-statutory options may be set at the discretion of the Board or the Compensation Committee. Upon a change of control of the Company, all options (incentive and non-statutory) that have not previously vested will vest immediately and become fully exercisable. Options covering no more than 500,000 shares may be granted to one participant during any calendar year unless pursuant to a multi-year award, in which case no more than options covering 500,000 shares per year of the award may be granted, and during which period no additional options may be granted to such participant.

Grants of restricted stock and restricted stock units are subject to vesting requirements, generally vesting over periods up to three years, determined by the Compensation Committee and set forth in notices to the participants. Grants of stock, restricted stock and restricted stock units shall not exceed 40% of the total number of shares available to be issued under the Plan.

Stock appreciation rights (“SARs”) consist of the right to the monetary equivalent of the increase in value of a specified number of shares over a specified period of time. Upon exercise, SARs may be paid in cash or shares of Class A Common Stock or a combination thereof. Grants of SARs are subject to vesting requirements, similar to those of stock options, determined by the Compensation Committee and set forth in agreements between the Company and the participants. RSUs shall be similar to restricted stock except that no Class A Common Stock is actually awarded to the Participant on the grant date of the RSUs and the Compensation Committee shall have the discretion to pay such RSUs upon vesting in cash or shares of Class A Common Stock or a combination thereof.

Performance awards consist of awards of stock and other equity-based awards that are valued in whole or in part by reference to, or are otherwise based on, the market value of the Class A Common Stock, or other securities of the Company, and may be paid in shares of Class A Common Stock, cash or another form of property as the Compensation Committee may determine. Grants of performance awards shall entitle participants to receive an award if the measures of performance established by the Committee are met. Such measures shall be established by the Compensation Committee but the relevant measurement period for any performance award must be at least 12 months. Grants of performance awards shall not cover the issuance of shares that would exceed 20% of the total number of shares available to be issued under the Plan, and no more than 500,000 shares pursuant to any performance awards shall be granted to one participant in a calendar year unless pursuant to a multi-year award. The terms of grants of performance awards would be set forth in agreements between the Company and the participants. Our Class A Common Stock is listed for trading on the Nasdaq under the symbol “CIDM”. The last reported closing price per share of our Class A Common Stock as reported by Nasdaq on _____________, 2012 was $____ per share. The following table sets forth certain information concerning grants of stock options and restricted stock made under the Company’s Second Amended and Restated 2000 Equity Incentive Plan to the Company’s Named Executives during the Last Fiscal Year.

GRANTS OF PLAN-BASED AWARDS

		Estimated future payouts under equity incentive plan awards			All other stock awards: Number of shares of stock or units (#)(1)	Exercise or base price of option awards ($/Sh)	Grant date fair value of stock and option awards ($)
Name	Grant date	Threshold (#)	Target (#)	Maximum (#)
Adam M. Mizel	8/17/11	--	--	--	375,000	1.49	347,158

	8/17/11	--	--	--	125,000	3.00	89,506

Gary S. Loffredo	8/17/11	--	--	--	225,000	1.49	208,295

	8/17/11	--	--	--	75,000	3.00	53,704

The following table sets forth certain information concerning outstanding equity awards of the Company’s Named Executives at the end of the Last Fiscal Year. All outstanding stock awards reported in this table represent restricted stock that vests in equal annual installments over three years. At the end of the Last Fiscal Year, there were no unearned equity awards under performance-based plans.

OUTSTANDING EQUITY AWARDS AT MARCH 31, 2012
OPTION AWARDS (1)							STOCK AWARDS (2)
Name	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
Christopher J.	—		1,500,000	(4)	1.50	12/23/2020

McGurk	—		2,500,000	(4)	3.00	12/23/2020

	—		500,000	(4)	5.00	12/23/2020

Adam M. Mizel	—		450,000	(5)	1.37	8/11/2019

	—		375,000	(16)	1.49	8/17/2021

	—		125,000	(16)	3.00	8/17/2021

Gary S. Loffredo	20,000	(13)			2.50	12/18/2012

	50,000	(14)			5.00	11/4/2013

	40,000	(15)			3.60	1/13/2015

	10,000	(6)			10.25	3/8/2016

	10,000	(7)			5.16	10/18/2017

	40,000	(8)			1.37	8/11/2019

	—		90,000	(9)	1.37	10/21/2019

	—		64,795	(10)	1.40	6/11/2020

	—		225,000	(16)	1.49	8/17/2021

	—		75,000	(16)	3.00	8/17/2021

							90,000	(11)	159,300

							35,000	(12)	61,950

(1)	Reflects stock options granted under the Company’s Second Amended and Restated 2000 Equity Incentive Plan, except options granted to Mr. McGurk.
(2)	Reflects restricted stock awards granted under the Company’s Second Amended and Restated 2000 Equity Incentive Plan.
(3)	Reflects the market value of shares of stock that have not vested using the last reported closing price per share of the Class A Common Stock as reported by NASDAQ on March 31, 2011 of $1.77.

(4)	Reflects stock options not granted under the Plan. Of such options, 1/3 in each tranche will vest on December 23 of each of 2011, 2012 and 2013.
(5)
Such options will vest on August 11, 2012 or earlier as follows: (a) on August 11, 2010, 1/3 of the options will vest if the Class A Common Stock has traded at $2.75 or more for at least 10 consecutive trading days (a “10-day period”) during the year ending on such date; 2/3 of the options will vest if the Class A Common Stock has traded at $3.75 or more for a 10-day period during the year ending on such date; or all of the options will vest if the Class A Common Stock has traded at $5.00 or more for a 10-day period during the year ending on such date; and (b) on August 11, 2011, 1/3 of the unvested options will vest if the Class A Common Stock has traded at $2.75 or more for a 10-day period during the two years ending on such date; 2/3 of the unvested options will vest if the Class A Common Stock has traded at $3.75 or more for a 10-day period during the two years ending on such date; or all of the unvested options will vest if the Class A Common Stock has traded at $5.00 or more for a 10-day period during the year ending on such date.

(6)	Such options vested on September 14, 2006.
(7)	Of such options, 1/3 vested on October 18 of each 2008, 2009 and 2010.
(8)	Such options were issued in exchange for the termination of the AccessDM options and vested upon issuance on August 11, 2009.
(9)
Such options will vest on October 21, 2012 or earlier as follows: (a) on October 21, 2010, 1/3 of the options will vest if the Class A Common Stock has traded at $2.75 or more for at least 10 consecutive trading days (a “10-day period”) during the year ending on such date; 2/3 of the options will vest if the Class A Common Stock has traded at $3.75 or more for a 10-day period during the year ending on such date; or all of the options will vest if the Class A Common Stock has traded at $5.00 or more for a 10-day period during the year ending on such date; and (b) on October 21, 2011, 1/3 of the unvested options will vest if the Class A Common Stock has traded at $2.75 or more for a 10-day period during the two years ending on such date; 2/3 of the unvested options will vest if the Class A Common Stock has traded at $3.75 or more for a 10-day period during the two years ending on such date; or all of the unvested options will vest if the Class A Common Stock has traded at $5.00 or more for a 10-day period during the year ending on such date.

(10)	Of such total options, 1/3 will vest on June 11 of each 2011, 2012 and 2013.
(11)
Reflects restricted stock units (“RSUs”) awarded in May 2008 for services rendered in all capacities during the fiscal year ended March 31, 2008, which was approved by the shareholders at the Company’s 2008 Annual Meeting of Stockholders held on September 4, 2008. The Company may pay such restricted stock units upon vesting in cash or shares of Class A Common Stock or a combination thereof at the Company’s discretion. All such restricted stock units will vest on May 9, 2011, or earlier as follows: (a) On May 9, 2009, 1/3 of the RSUs will vest if the Class A Common Stock has traded at $7.00 or more for at least 10 consecutive trading days (a “10-day period”) during the year ending on such date; 2/3 of the RSUs will vest if the Class A Common Stock has traded at $9.50 or more for a 10-day period during the year ending on such date; and (b) On May 9, 2010, 1/3 of the unvested RSUs will vest if the Class A Common Stock has traded at $7.00 or more for a 10-day period during the two years ending on such date; 2/3 of the unvested RSUs will vest if the Class A Common Stock has traded at $9.50 or more for a 10-day period during the two years ending on such date; or all of the unvested RSUs will vest if the Class A Common Stock has traded at $12.00 or more for a 10-day period during the year ending on such date. In May 2011, the Compensation Committee amended the vesting date of Mr. Loffredo’s award to August 17, 2011.

(12)
Such restricted stock units will vest on April 23, 2012, or earlier as follows: (a) On April 23, 2010, 1/3 of the RSUs will vest if the Class A Common Stock has traded at $7.00 or more for at least 10 consecutive trading days (a “10-day period”) during the year ending on such date; 2/3 of the RSUs will vest if the Class A Common Stock has traded at $9.50 or more for a 10-day period during the year ending on such date; and (b) On April 23, 2011, 1/3 of the unvested RSUs will vest if the Class A Common Stock has traded at $7.00 or more for a 10-day period during the two years ending on such date; 2/3 of the unvested RSUs will vest if the Class A Common Stock has traded at $9.50 or more for a 10-day period during the two years ending on such date; or all of the unvested RSUs will vest if the Class A Common Stock has traded at $12.00 or more for a 10-day period during the year ending on such date.

(13)	Of such options, 1/3 vested on December 18 of each of 2003, 2004 and 2005.
(14)	Of such options, 1/3 vested on November 4 of each of 2004 and 2005 and 1/3 vested on September 14, 2006.
(15)	Such options vested on December 1, 2005.
(16)	Of such total options, 1/4 will vest on August 17 of each 2012, 2013, 2014 and 2015.

Directors

The following table sets forth certain information concerning compensation received by the Company’s Directors for services rendered as a director during the Last Fiscal Year.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(3)	Total ($)
Peter C. Brown	23,000	50,000	73,000
Wayne L. Clevenger (1)	13,000	50,000	63,000
Matthew W. Finlay (1)	13,000	50,000	63,000
Edward A. Gilhuly (2)	13,000	50,000	63,000
Martin B. O’Connor	13,000	50,000	63,000
Laura Nisonger Sims (2)	13,000	50,000	63,000

(1)	Such cash payments were paid to MidMark Investments.
(2)	Such cash payments were paid to Sageview Capital.
(3)	The annual stock retainer for services during the Last Fiscal Year have not yet been issued.

Each director who is not an employee of the Company is compensated for services as a director by receiving an annual cash retainer for Board service of $8,000; an annual stock retainer of $50,000 in Common Stock (based on grant date stock price); a committee retainer of $1,000 for participation on one or more committees (maximum of $1,000); and a per meeting fee for in-person attendance at Board meetings of $1,000. In addition to the cash and stock retainers paid to all non-employee Directors for Board service, the Lead Independent Director receives a fixed amount to be determined by the Nominating and Governance Committee, in lieu of committee fees. Additional compensation as a chairperson is paid if the Lead Independent Director chairs a committee. The Company requires that Directors agree to retain 100% of their net after tax shares received for board service until separation from the Company. In addition, the Directors are reimbursed by the Company for expenses of traveling on Company business, which to date has consisted of attending Board and Committee meetings.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons who beneficially own more than 10% of its Common Stock to file reports of ownership and changes in ownership with the Commission and to furnish the Company with copies of all such reports they file. Based on the Company’s review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that none of its directors, executive officers or persons who beneficially own more than 10% of the Company’s Common Stock failed to comply with Section 16(a) reporting requirements in the Company’s Last Fiscal Year, except for Messrs. Clevenger and Finlay, each of whom failed to timely file two Form 4s regarding one transaction each, and Messrs. Mizel and Loffredo, each of whom failed to timely file two Form 4s regarding one transaction each.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements in the Form 10-K, including a discussion of the acceptability of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The Audit Committee reviewed and discussed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with the standards of the Public Company Accounting Oversight Board, the matters required to be discussed by Statements on Auditing Standards (SAS 61), as may be modified or supplemented, and their judgments as to the acceptability of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under the standards of the Public Company Accounting Oversight Board.

In addition, the Audit Committee has discussed with the independent auditors the auditors’ independence from management and the Company, including receiving the written disclosures and letter from the independent auditors as required by the Independence Standards Board Standard No. 1, as may be modified or supplemented, and has considered the compatibility of any non-audit services with the auditors’ independence.

The Audit Committee discussed with the Company’s independent auditors the overall scope and plans for their audit. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board approved, that the audited financial statements be included in the Form 10-K for the year ended March 31, 2012 for filing with the SEC.

Respectfully submitted,
The Audit Committee of the Board of Directors
Matthew W. Finlay, Chairman
Peter C. Brown
Laura Nisonger Sims

THE FOREGOING AUDIT COMMITTEE REPORT SHALL NOT BE “SOLICITING MATERIAL” OR BE DEEMED “FILED” WITH THE SEC, NOR SHALL SUCH INFORMATION BE INCORPORATED BY REFERENCE INTO ANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE EXCHANGE ACT, EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATES IT BY REFERENCE INTO SUCH FILING.

INDEPENDENT AUDITORS

EisnerAmper LLP served as the independent registered public accounting firm to audit the Company’s consolidated financial statements since the fiscal year ended March 31, 2005 and the Board has appointed EisnerAmper LLP to do so again for the fiscal year ending March 31, 2013.

The Company’s Audit Committee has adopted policies and procedures for pre-approving all non-audit work performed by EisnerAmper LLP for the fiscal years ended March 31, 2012 and 2011. In determining whether to approve a particular audit or permitted non-audit service, the Audit Committee will consider, among other things, whether the service is consistent with maintaining the independence of the independent registered public accounting firm. The Audit Committee will also consider whether the independent registered public accounting firm is best positioned to provide the most effective and efficient service to our Company and whether the service might be expected to enhance our ability to manage or control risk or improve audit quality. Specifically, the Audit Committee has pre-approved the use of EisnerAmper LLP for detailed, specific types of services within the following categories of non-audit services: acquisition due diligence and audit services; tax services; and reviews and procedures that the Company requests Eisner to undertake on matters not required by laws or regulations. In each case, the Audit Committee has required management to obtain specific pre-approval from the Audit Committee for any engagements.

The aggregate fees billed for professional services by EisnerAmper LLP for these various services were:

	For the fiscal years ended March 31,
Type of Fees	2012	2011
(1) Audit Fees	$461,662	$415,048
(2) Audit-Related Fees	—	—
(3) Tax Fees	—	—
(4) All Other Fees	—	—
	$461,662	$415,048

In the above table, in accordance with the SEC’s definitions and rules, “audit fees” are fees the Company paid EisnerAmper LLP for professional services for the audit of the Company’s consolidated financial statements for the fiscal years ended March 31, 2012 and 2011 included in Form 10-K and review of consolidated financial statements incorporated by reference into Form S-3 and Form S-8 and included in Form 10-Qs and for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements; “audit-related fees” are fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements; “tax fees” are fees for tax compliance, tax advice and tax planning; and “all other fees” are fees for any services not included in the first three categories. All of the services set forth in sections (1) through (4) above were approved by the Audit Committee in accordance with the Audit Committee Charter.

For the fiscal years ended March 31, 2012 and 2011, the Company retained a firm other than EisnerAmper LLP for tax compliance, tax advice and tax planning.

Appendix A

CERTIFICATE OF AMENDMENT

TO

FOURTH AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION

OF

CINEDIGM DIGITAL CINEMA CORP.

The undersigned, being the President of Cinedigm Digital Cinema Corp., a Delaware corporation (the “Corporation”), pursuant to Section 242 of the General Corporation Law of the State of Delaware, as amended (the “DGCL”), does hereby certify as follows:

1.
Pursuant to a unanimous written consent of the Board of Directors of the Corporation (the “Board”), the Board adopted resolutions (the “Amending Resolutions”) to further amend the Corporation’s Fourth Amended and Restated Certificate of Incorporation of the Corporation, as filed with the Delaware Secretary of State on November 14, 2003;

2.
Pursuant to a majority vote of the Corporation’s Shareholders in accordance with Section 242 of the DGCL, the holders of the Corporation’s outstanding capital stock voted in favor of the Amending Resolutions; and

3.	The Amending Resolutions were duly adopted in accordance with Section 242 of the DGCL.

NOW, THEREFORE, to effect the Amending Resolutions, Article Fourth of the Certificate of Incorporation shall be deleted in its entirety and replaced as follows:

“FOURTH:                                Capitalization:  The total number of shares of capital stock that the Corporation shall have authority to issue is One Hundred Thirty-Five Million (135,000,000) shares as follows:  (i) One Hundred Eighteen Million, Seven Hundred Fifty-Nine Thousand (118,759,000) shares of Class A Common Stock, par value $0.001 per share (the “Class A Common Stock”); (ii) One Million Two Hundred Forty-One Thousand (1,241,000) shares of Class B Common Stock, par value $0.001 per share (the “Class B Common Stock”); and (iii) Fifteen Million (15,000,000) shares of preferred stock, par value $0.001 per share (the “Preferred Stock”), of which the Board of Directors shall have the authority by resolution or resolutions to fix all of the powers, preferences and rights, and the qualifications, limitations and restrictions of the Preferred Stock permitted by the Delaware General Corporation Law and to divide the Preferred Stock into one or more class and/or classes and designate all of the powers, preferences and rights, and the qualifications, limitations and restrictions of each class permitted by the Delaware General Corporation Law.

Except as otherwise provided by law or this Fourth Amended and Restated Certificate of Incorporation (this “Certificate of Incorporation”), the holders of the Class A Common Stock and the Class B Common Stock, shall have all the same rights and privileges as Common Stock, except that the holders of Class A Common Stock and the Class B Common Stock shall be entitled to vote on all matters to be voted on by the stockholders of the Corporation on the following basis:  (i) each share of the Class A Common Stock shall entitle the holder thereof to one vote, and (ii) each share of Class B Common Stock shall entitle the holder thereof to ten votes.

Each share of Class B Common Stock may also be converted, at any time at the option of the holder thereof, into one (1) validly issued, fully paid and non-assessable share of Class A Common Stock (subject to adjustment to reflect stock splits, consolidations, recapitalizations and reorganizations).  Each holder of Class B Common Stock that desires to convert its shares of Class B Common Stock, into shares of Class A Common Stock shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Class B Common Stock and shall give written notice to the Corporation at such office that such holder elects to convert the same and shall state therein the number of shares of Class B Common Stock being converted.  Thereupon the Corporation shall promptly issue and deliver to such holder a certificate or certificates for the number of shares of Class A Common Stock to which such holder is entitled, together with a cash adjustment of any fraction of a share as hereinafter provided.  Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the certificate or certificates representing the shares of Class B Common Stock be converted, and the person or entity entitled to receive the shares of Class A Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Class A Common Stock on such date.

At the option of the holders of fifty-one (51%) percent of the shares of outstanding Class B Common Stock, voting as a class, each share of Class B Common Stock shall be converted (the “Class B Conversion”) into one (1) validly issued, fully paid and non-assessable share of Class A Common Stock (subject to adjustment to reflect stock splits, stock dividends, consolidations, recaptializations, reorganizations or other like occurrences).  All holders of record of shares of Class B Common Stock, then outstanding shall be given at least ten (10) days’ prior written notice of the date fixed (the “Conversion Date”) and place designated by the Corporation for mandatory conversion of all such shares of Class B Common Stock, pursuant to this paragraph.  Such notice shall be sent by first-class or registered mail, postage prepaid, to each record holder of Class B Common Stock, at such holder’s address last shown on the records of the Corporation or of any transfer agent for the Class B Common Stock.  Each holder of Class B Common Stock shall surrender the certificate or certificates, duly endorsed, at the office of the Corporation or any transfer agent for the Class B Common Stock by the Conversion Date.  Thereupon the Corporation shall promptly issue and deliver to such holder a certificate or certificates for the number of shares of Class A Common Stock to which such holder is entitled, together with a cash adjustment of any fraction of a share as hereinafter provided.  Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the certificate or certificates representing the shares of Class B Common Stock to be converted, and the person or entity entitled to receive the shares of Class A Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Class A Common Stock on such date; provided, however, that if such certificate or certificates are not surrendered by such holder by the Conversion Date, such conversion shall be deemed to have been made on the Conversion Date and such holder thereafter shall be deemed to have a right to receive only such number of shares of Class A Common Stock into which such holder’s shares of Class B Common Stock shall be converted in accordance herewith.

Upon the effectiveness (the “Effective Date”) of the Certificate of Amendment filed by the Corporation on September 18, 2003, each five (5) shares of Class A and B Common Stock issued and outstanding on the Effective Date (the “Old Common Stock”) shall be converted into one (1) share of Class A and B Common Stock, respectively (the “New Common Stock”), subject to the treatment of fractional share interests as described below.  A holder of such five (5) shares shall be entitled to receive, upon surrender of a stock certificate or stock certificates representing such Old Common Stock (the “Old Certificates,” whether one or more) to the Corporation for cancellation, a certificate of certificates (the “New Certificates,” whether one or more) representing the number of whole shares of the New Common Stock into which and for which the shares of the Old Common Stock formerly represented by such Old Certificates so surrendered are reclassified under the terms hereof.  No certificates representing fractional share interests in New Common Stock will be issued, and no such fractional share interest will entitle the holder thereof to vote, or to any rights of a stockholder of the Corporation.  In lieu of such fractional shares, each holder of Class Old Common Stock who or that would otherwise have been entitled to a fraction of a share of such common stock upon surrender of such holder’s Old Certificates will be entitled to receive one sole share of such common stock.  If more than one Old Certificate shall be surrendered at one time for the account of the same stockholder, the number of full shares of New Common Stock for which New Certificates shall be issued shall be computed on the basis of the aggregate number of shares represented by the Old Certificates so surrendered.  In the event that the Corporation determines that a holder of Old Certificates has not tendered all his or her certificates for exchange, the Corporation shall carry forward any fractional share until all certificates of that holder have been presented for exchange such that any stockholder will not be entitled to receive more than one share of New Common Stock in lieu of fractional shares.  If any New Certificate is to be issued in a name other than that in which the Old Certificates surrendered for exchange are issued, the Old Certificates so surrendered shall be properly endorsed and registered in such name or names as such holder may direct, subject to compliance with applicable laws and the Third Amended and Restated Stockholders’ Agreement, as amended, supplemented, restated or otherwise modified from time to time, among the Corporation and certain of its stockholders to the extent such designation shall involve a transfer, and the person or persons requesting such exchange shall affix any requisite stock transfer tax stamps to the Old Certificates surrendered, or provide funds for their purchase, or establish to the satisfaction of the Corporation that such taxes are not payable.  From and after the Effective Date, the amount of capital represented by the shares of the New Common Stock into which and for which the shares of the Old Common Stock are reclassified under the terms hereof shall be the same as the amount of capital represented by the shares of Old Common Stock so reclassified, until thereafter reduced or increased in accordance with applicable law.”

Except as specifically set forth herein, the Certificate of Incorporation shall not be amended, modified or otherwise altered by this Certificate of Amendment.

IN WITNESS WHEREOF, the Corporation has caused this Amendment to the Certificate of Incorporation of Cinedigm Digital Cinema Corp. to be signed by __________________, its ____________________________, this ___ day of _____________, 2012, who acknowledges that the foregoing is the act and deed of the Corporation and that the facts stated herein are true.

By:
Name:
Title:

Appendix B

AMENDMENT NO. 6
TO
SECOND AMENDED AND RESTATED
CINEDIGM DIGITAL CINEMA CORP. 2000 EQUITY INCENTIVE PLAN

AMENDMENT NO. 6, dated as of ____________, 2012 (this “Amendment”), to the Second Amended and Restated 2000 Equity Incentive Plan (as amended, the “Plan”) of Cinedigm Digital Cinema Corp. (f/k/a Access Integrated Technologies, Inc.), a Delaware corporation (the “Corporation”).

WHEREAS, the Corporation maintains the Plan, effective as of June 1, 2000; and

WHEREAS, the Board of Directors of the Corporation deems it to be in the best interest of the Corporation and its stockholders to amend the Plan in order to increase the maximum number of shares of the Corporation’s Class A Common Stock, par value $.001 per share, which may be issued and sold under the Plan from 6,300,000 shares to 9,300,000 shares.

NOW, THEREFORE, BE IT RESOLVED the Plan is hereby amended as follows:

1.           The first sentence of Section 5.2 shall be revised and amended to read as follows:

“The total number of shares of Stock (including Restricted Stock, if any) optioned or granted under this Plan during the term of the Plan shall not exceed 9,300,000 shares.”

2.           This Amendment shall be effective as of the date first set forth above.

3.           In all respects not amended, the Plan is hereby ratified and confirmed and remains in full force and effect.

CINEDIGM DIGITAL CINEMA CORP.

By:
Name:
Title:

CINEDIGM DIGITAL CINEMA CORP.
PROXY

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Christopher J. McGurk and Gary S. Loffredo, or either of them, with full power of substitution, as proxies to vote at the Annual Meeting of Stockholders of CINEDIGM DIGITAL CINEMA CORP. (the “Company”) to be held on September 12, 2012 at 2:00 p.m., local time, and at any adjournment or adjournments thereof, hereby revoking any proxies heretofore given, to vote all shares of Common Stock of the Company held or owned by the undersigned as directed on the reverse side of this proxy card, and, in their discretion, upon such other matters as may come before the meeting.  IF NO DIRECTION IS MADE, SHARES WILL BE VOTED FOR EACH OF THE PROPOSALS BELOW.  In addition, the shares will be voted as the Board of Directors of the Company may recommend with respect to any other business as may properly come before the meeting or any adjournment thereof.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF
CINEDIGM DIGITAL CINEMA CORP.
September 12, 2012

Please date, sign and mail your Proxy Card in the envelope provided as soon as possible.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.  PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.  PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]

1.	Election of nine (9) directors

FOR ALL NOMINEES	[ ]	○	Christopher J. McGurk
		○	Adam M. Mizel
WITHHOLD AUTHORITY FOR ALL NOMINEES	[ ]	○	Gary S. Loffredo
		○	Peter C. Brown
		○	Wayne L. Clevenger
		○	Matthew W. Finlay
FOR ALL EXCEPT (see instructions below)	[ ]	○	Edward A. Gilhuly
		○	Martin B. O’Connor, II
		○	Laura Nisonger Sims

INSTRUCTION: to withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold as shown here: •

2.
Proposal to amend the Company’s Certificate of Incorporation to increase the number of shares authorized for issuance and to designate such additional shares as Class A Common Stock and to redesignate the unissued shares of Class B Common Stock as Class A Common Stock.

FOR	AGAINST	ABSTAIN
[ ]	[ ]	[ ]

3.	Proposal to amend the Company’s Second Amended and Restated 2000 Equity Incentive Plan to increase the number of shares of Class A Common Stock available for issuance thereunder.

FOR	AGAINST	ABSTAIN
[ ]	[ ]	[ ]

4.	Proposal to ratify the appointment of EisnerAmper LLP as our independent auditors for the fiscal year ending March 31, 2013.

FOR	AGAINST	ABSTAIN
[ ]	[ ]	[ ]

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. ☐
Signature of Stockholder:	Date:
Signature of Stockholder:	Date:

NOTE: Please sign exactly as your name or names appear on this Proxy.  When shares are held jointly, each holder should sign.  When signing as an executor, administrator, attorney, trustee or guardian, please give full title as such.  If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.  If signer is a partnership, please sign in partnership name by authorized person.

2